   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999
                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NEXTEL COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (State or Other Jurisdiction of
                         Incorporation or Organization)

                                      4812
                          (Primary Standard Industrial
                          Classification Code Number)

                                   36-3939651
                                (I.R.S. Employer
                             Identification Number)

                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             THOMAS J. SIDMAN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          NEXTEL COMMUNICATIONS, INC.
                             1505 FARM CREDIT DRIVE
                     MCLEAN, VIRGINIA 22102/(703) 394-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                             DAVID P. PORTER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                        NORTH POINT/901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                   PROPOSED         PROPOSED
                                                   MAXIMUM           MAXIMUM        AMOUNT OF
   TITLE OF EACH CLASS OF      AMOUNT TO BE     OFFERING PRICE      AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED         PER UNIT      OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------
12% Senior Serial Redeemable
  Notes Due 2008              $300,000,000(1)      $333.33       $100,000,000(2)    $27,800(3)
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(1) Represents the maximum principal amount at maturity of 12% Senior Serial Redeemable Notes due 2008 that may be issued pursuant to the exchange offer described in this registration statement.

(2) Represents one-third of the $1,000 principal amount at maturity per unit of the outstanding 12% Senior Serial Redeemable Notes due 2008 to be tendered to the registrant, which has an accumulated capital deficit, in exchange for the notes registered under this registration statement.

(3) The registration fee, $27,800, is calculated under Rule 457(f)(2) of the Securities Act of 1933 as follows: the product of .000278 and $100,000,000, one-third of the principal amount at maturity of the outstanding notes that may be tendered to the registrant, which has an accumulated deficit, in exchange for the notes registered under this registration statement.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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     The information in this prospectus is not complete. Nextel may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Nextel is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999

PROSPECTUS

                                  $300,000,000

                               OFFER TO EXCHANGE
          ALL OUTSTANDING 12% SENIOR SERIAL REDEEMABLE NOTES DUE 2008
                FOR 12% SENIOR SERIAL REDEEMABLE NOTES DUE 2008

                                       OF

                          NEXTEL COMMUNICATIONS, INC.

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                  NEW YORK CITY TIME, ON               , 1999.
                            ------------------------

The Registered Notes

     - The terms of the notes to be issued are substantially identical to the outstanding notes that Nextel issued on November 4, 1998, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the notes.

     - Interest on the notes accrues at the rate of 12% per year, payable in cash every six months on May 1 and November 1, with the first payment on May 1, 1999.

     - The notes are senior, unsecured obligations of Nextel and will rank equally with all other unsecured and unsubordinated obligations of Nextel.

Material Terms of the Exchange Offer

     - Expires at 5:00 p.m., New York City time, on           , 1999, unless
       extended.

     - The exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes which are registered under the Securities Act of 1933.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - Nextel will not receive any cash proceeds from the exchange offer.
                            ------------------------

     Please consider carefully the "Risk Factors" beginning on page 12 of this prospectus.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1999.

I.  REFERENCES TO ADDITIONAL INFORMATION

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NEXTEL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY OBTAIN DOCUMENTS THAT ARE FILED BY NEXTEL WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BY REQUESTING THE DOCUMENTS, IN WRITING OR BY TELEPHONE, FROM THE COMMISSION OR:

           NEXTEL COMMUNICATIONS, INC.
           1505 FARM CREDIT DRIVE
           MCLEAN, VIRGINIA 22102
           ATTENTION:   INVESTOR RELATIONS
           TELEPHONE:  (703) 394-3000

     IF YOU WOULD LIKE TO REQUEST COPIES OF THESE DOCUMENTS, PLEASE DO SO BY
                    , 1999 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. SEE "XII. WHERE YOU CAN GET MORE INFORMATION."

     "Nextel" and "Nextel Direct Connect" are trademarks or service marks of Nextel. "Motorola," "iDEN" and "i1000" are trademarks of Motorola, Inc.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
   I.  References to Additional Information..............................    2
  II.  Summary...........................................................    4
         A.  Nextel......................................................    4
         B.  Use of Proceeds.............................................    6
         C.  The Exchange Offer..........................................    6
         D.  The Exchange Notes..........................................    9
         E.  Summary Financial Information...............................   10
 III.  Risk Factors......................................................   12
         A.  Risk Factors Relating to Nextel.............................   12
         B.  Risk Factors Relating to the Notes..........................   21
         C.  Nextel's Forward Looking Statements Are Subject to a Variety
             of Factors That Could Cause Actual Results to Differ
             Materially from Current Beliefs.............................   24
  IV.  Use of Proceeds...................................................   25
   V.  Capitalization....................................................   25
  VI.  The Exchange Offer................................................   27
         A.  Purpose and Effect of the Exchange Offer....................   27
         B.  Resale of the Exchange Notes................................   27
         C.  Terms of the Exchange Offer.................................   28
         D.  Expiration Date; Extensions; Amendments.....................   29
         E.  Conditions..................................................   30
         F.  Procedures for Tendering....................................   30
         G.  Book-Entry Transfer.........................................   32
         H.  Guaranteed Delivery Procedures..............................   33
         I.  Withdrawal of Tenders.......................................   33
         J.  Termination of Certain Rights...............................   34
         K.  Exchange Agent..............................................   34
         L.  Fees and Expenses...........................................   34
         M.  Consequences of Failure to Exchange.........................   35
         N.  Accounting Treatment........................................   35
 VII.  The Exchange Notes................................................   36
         A.  Glossary of Defined Terms...................................   36
         B.  General.....................................................   52
         C.  Optional Redemption.........................................   53
         D.  Change of Control...........................................   53
         E.  Certain Covenants...........................................   54
         F.  Events of Default...........................................   61
         G.  Defeasance and Covenant Defeasance..........................   62
         H.  Modification and Waiver.....................................   63
         I.  No Personal Liability of Incorporators, Stockholders,
             Officers, Directors or Employees............................   63
         J.  Concerning the Trustee......................................   63
         K.  Book Entry; Delivery and Form...............................   63
         L.  Certificated Notes..........................................   64
VIII.  United States Federal Tax Consequences............................   65
  IX.  Plan of Distribution..............................................   67
   X.  Legal Matters.....................................................   68
  XI.  Experts...........................................................   68
 XII.  Where You Can Get More Information................................   68
         A.  Available Information.......................................   68
         B.  Incorporation of Documents by Reference.....................   68

II.  SUMMARY

     This summary highlights basic information about Nextel and the exchange offer, but does not contain all information important to you. You should read the more detailed information and consolidated financial statements and the related notes appearing elsewhere in this prospectus and incorporated by reference into this prospectus.

  A.  NEXTEL

     OVERVIEW

     Nextel provides a wide array of digital and analog wireless communications services throughout the United States. Nextel offers a differentiated, integrated package of digital wireless communications services under the Nextel brand name, primarily to business users. Nextel's Digital Mobile Network constitutes one of the largest integrated wireless communications systems utilizing a single transmission technology in the United States. Nextel has significant specialized mobile radio spectrum holdings in and around every major business and population center in the country, including all of the top 50 metropolitan statistical areas in the United States.

     As of September 30, 1998:

     - Nextel provided service to about 2,417,400 digital subscriber units in the United States;

     - Nextel's Digital Mobile Network was operational in areas in and around 91 of the top 100 metropolitan statistical areas in the United States; and

     - Nextel operated analog wireless networks that provide analog specialized mobile radio services throughout the continental United States and in Hawaii to about 417,800 analog specialized mobile radio subscriber units.

     Nextel's Digital Mobile Network has been developed to replace its remaining traditional analog specialized mobile radio systems with advanced mobile communication systems employing digital technology with a multi-site configuration permitting frequency reuse. Since 1994, the number of Nextel's digital subscriber units in service has increased significantly, reflecting the commencement of Digital Mobile Network service in new markets, increased sales in existing markets and, to a limited extent, acquisitions. The following table summarizes the approximate number of Nextel's digital subscriber units in service at the dates indicated:

                                                          DECEMBER 31,
                                              -------------------------------------   SEPTEMBER 30,
                                               1994     1995     1996       1997          1998
                                              ------   ------   -------   ---------   -------------
Digital subscriber units....................  13,500   85,000   300,300   1,270,700     2,417,400

     A customer using Nextel's Digital Mobile Network is able to access:

     - mobile telephone services;

     - two-way dispatch, which provides instant conferencing capabilities and is marketed as Nextel's "Direct Connect" service;

     - paging; and

     - short-messaging service.

     In the future, Nextel expects to be able to offer customers access to data transmission. Nextel is implementing its Digital Mobile Network utilizing digital technology developed by Motorola, Inc. This digital technology is referred to as the "integrated Digital Enhanced Network" or "iDEN"(TM).

     In addition, Nextel is involved in international wireless companies through its subsidiary Nextel International, Inc. Nextel International's subsidiaries, or other entities in which Nextel International holds equity or equivalent interests, own and operate wireless communications systems in and around various major metropolitan market areas in Latin America, Asia and Canada.

     Nextel's principal executive and administrative facility is located at 1505 Farm Credit Drive, McLean, Virginia 22102, and its telephone number is (703) 394-3000.

     NETWORK EXPANSION

     In early 1997, Nextel finalized and began implementing a business plan that contemplated an accelerated build-out of its Digital Mobile Network in the United States incorporating the iDEN technology. During 1997, Nextel achieved a significant expansion of its Digital Mobile Network and experienced a large increase in the number of subscribers and system minutes of use. In early 1998, Nextel updated and revised its 1998 business plan for its domestic operations in light of its results and experience in building out and commercializing its Digital Mobile Network in 1997. This revised and updated plan contemplated further expansion of Nextel's Digital Mobile Network with the objectives of:

     - achieving additional penetration in its targeted business customer base in markets where the Digital Mobile Network was operating or was planned to be operating in early 1998;

     - selecting and prioritizing additional markets for expansion of Digital Mobile Network coverage by Nextel during 1998; and

     - enhancing the quality and performance of its Digital Mobile Network wireless services offerings to maintain and strengthen Nextel's competitive position relative to other existing and emerging providers of digital wireless services in the United States.

     The growth in Nextel's Digital Mobile Network coverage and capacity, and the related significant increases in the number of Nextel's digital subscriber units in service and in system minutes of use, that began in 1997, continued and accelerated through 1998. This growth has contributed significantly to Nextel achieving positive earnings before interest, taxes, depreciation and amortization for its domestic operations for the third quarter of 1998. It also has resulted in a steady increase in Nextel's capital expenditures and in the amount of net cash used in Nextel's Digital Mobile Network operations during this 1997-1998 period.

     Nextel currently estimates that its aggregate domestic expenditures for system and non-system capital uses during 1998 totaled about $1,930.0 million as compared to the about $1,452.5 million in funding used for these purposes during 1997. These actual and estimated capital expenditures exclude capital expenditures relating to international operations and capitalized interest relating to Nextel's domestic and international operations for the respective years. Nextel's actual levels of capital expenditures incurred in 1998 will not be known until the year end audit is complete. The capital expenditure levels that Nextel will incur in the future are subject to risks and uncertainties identified or referred to elsewhere in this prospectus. See "III. A. Risk Factors -- Risk Factors Relating to Nextel -- Nextel Will Need Substantial Amounts of Additional Financing" and "-- C. Nextel's Forward Looking Statements Are Subject to a Variety of Factors That Could Cause Actual Results to Differ Materially from Current Beliefs."

RECENT DEVELOPMENTS

     - Nextel Partners. On February 1, 1999, Nextel announced that it had entered into definitive agreements providing for Nextel Partners, Inc. to build out and operate digital mobile systems in various mid-sized and small domestic markets. Nextel transferred to Nextel Partners digital mobile systems in five markets and agreed to transfer its licenses in existing operational Nextel Partners' territory. In exchange for these assets and to reimburse Nextel for certain capital and operating expenses that Nextel previously incurred in Nextel Partners' territory, Nextel Partners issued $131.0 million of its equity to Nextel and paid Nextel about $125.0 million in cash, subject to adjustments. Nextel Partners offers its customers the same services as Nextel under the Nextel brand name allowing customers to roam between both systems at no additional charge.

     - Motorola International Financing Commitments. On November 11, 1998, Motorola Capital Corporation reached an agreement in principle with Nextel International to provide up to $400.0 million in vendor financing under a senior secured credit facility, which represents about a $260.0 million increase over financing currently in place from Motorola Capital Corporation and its affiliates. On February 4, 1999, Nextel International entered into a master equipment financing agreement to provide Nextel International with access to a portion of the financing available under this arrangement with Motorola Capital Corporation. For additional information concerning this facility, see Nextel International's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     - Amended Bank Financing. On October 28, 1998 and on December 21, 1998, Nextel entered into agreements that increased its total secured financing capacity under its bank credit agreement from $3.0 billion to about $3.3 billion. The additional $295.0 million of debt consisted of:

        - a $195.0 million term loan that was fully drawn on October 28, 1998 and used to repay revolving debt under Nextel's bank credit agreement; and

        - another term loan in the amount of $100.0 million that was fully drawn on January 15, 1999.

       Each of these term loans bears interest payable quarterly at an adjustable rate calculated based on either the prime rate or LIBOR and matures on March 31, 2006.

     - Launch of i1000(TM). In September 1998, Nextel began marketing the i1000, a new pocket-sized phone. The i1000 supports the features and functions available on Nextel's Digital Mobile Network, including digital telephone service, Nextel's Direct Connect service and short message paging, but also offers several new features including extended battery life and a built-in speaker phone for hands-free use. With the introduction of the i1000, Nextel expects to broaden its targeted market to include higher volume "white collar" users.

  B.  USE OF PROCEEDS

      Nextel will not receive any cash proceeds from the exchange offer.

  C.  THE EXCHANGE OFFER

The Exchange Offer.........  Nextel offers to exchange $300.0 million in principal amount of its 12% Senior Serial
                             Redeemable Notes due November 1, 2008, which have been registered under the federal securities laws, for $300.0 million principal amount of its outstanding unregistered 12% Senior Serial Redeemable Notes due November 1, 2008 which Nextel issued on November 4, 1998 in a private offering. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.

                             In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. Nextel will issue the exchange notes on or promptly after the expiration of the exchange offer.

Registration Rights
Agreement..................  Nextel sold the outstanding notes on November 4,
                             1998 to Morgan Stanley & Co. Incorporated. At that time, Nextel signed a registration rights agreement with Morgan Stanley & Co. Incorporated, which requires Nextel to conduct this exchange offer.

                             This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to registration rights with respect to outstanding notes you do not exchange.

If you Fail to Exchange
Your Outstanding Notes.....  If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 1999 unless Nextel
                             decides to extend the expiration date. See "VI.D. The Exchange Offer -- Expiration Date; Extensions; Amendments."

Conditions to the Exchange
Offer......................  The exchange offer is subject to conditions which
                             Nextel may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange. See "VI.E. The Exchange Offer -- Conditions."

                             Nextel reserves the right, subject to applicable law, at any time and from time to time:

                                  - to delay the acceptance of the outstanding
                                    notes;

                                  - to terminate the exchange offer if specified
                                    conditions have not been satisfied;

                                  - to extend the expiration date of the
                                    exchange offer and retain all tendered
                                    outstanding notes subject to the right of tendering holders to withdraw their tender of outstanding notes; and

                                  - to waive any condition or otherwise amend
                                    the terms of the exchange offer in any
                                    respect.

                             See "VI.D. The Exchange Offer -- Expiration Date; Extensions; Amendments."

Procedures for Tendering
Outstanding Notes..........  If you wish to tender your outstanding notes for exchange, you must:

                                  - complete and sign the enclosed letter of
                                    transmittal by following the related
                                    instructions; and

                                  - send the letter of transmittal, as directed
                                    in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specified procedures for guaranteed delivery of the outstanding notes.

                             Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                             Please do not send your letter of transmittal or certificates representing your outstanding notes to Nextel. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "VI.K. The Exchange
                             Offer -- Exchange Agent."

Special Procedures for
Beneficial Owners..........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, Nextel urges you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "VI.F. The Exchange Offer -- Procedures for Tendering."

Withdrawal Rights..........  You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading "VI.I. The Exchange
                             Offer -- Withdrawal of Tenders."

Resales of Exchange
Notes......................  Nextel believes that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

                                  - you are acquiring the exchange notes in the
                                    ordinary course of business;

                                  - you are not participating, and have no
                                    arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                                  - you are not an affiliate of Nextel. An
                                    affiliate of Nextel is a person that
                                    "controls or is controlled by or is under common control with" Nextel.

                             Nextel's belief is based on interpretations by the Staff of the Commission, as set forth in no-action letters issued to third parties unrelated to Nextel. The Staff has not considered this exchange offer in the context of a no-action letter, and Nextel cannot assure you that the Staff would make a similar determination with respect to this exchange offer.

                             If Nextel's belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. Nextel does not and will not assume or indemnify you against this liability.

                             Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "VI.B. The Exchange Offer -- Resale of the Exchange Notes."

Exchange Agent.............  The exchange agent for the exchange offer is Harris
                             Trust and Savings Bank. The address, telephone number and facsimile number of the exchange agent are set forth in "VI.K. The Exchange Offer -- Exchange Agent" and in the letter of transmittal.

     See "VI. The Exchange Offer" for more detailed information concerning the exchange offer.

  D.  THE EXCHANGE NOTES

Exchange Notes.............  $300.0 million principal amount of Nextel's 12%
                             Senior Serial Redeemable Notes due November 1,
                             2008.

Interest Payment Dates.....  Interest on the notes accrues at the rate of 12%
                             per year, payable in cash every six months on May 1 and November 1, with the first payment on May 1, 1999.

Optional Redemption........  On or after November 1, 2003, Nextel may redeem some or all of the notes at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if Nextel sells on or before November 1, 2001 at least $50.0 million of qualifying capital stock, it may redeem up to $105.0 million in principal amount of the notes at a price of 112% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption with the proceeds from that sale so long as any redemption occurs within 180 days of the sale of the capital stock.

Ranking....................  The exchange notes will not be secured debt of
                             Nextel and:

                                  - will rank equal in right of payment to all
                                    Nextel's existing and future senior
                                    unsecured debt;

                                  - will effectively rank equal in right of
                                    payment with obligations arising out of
                                    Nextel's guaranties of debt of its
                                    subsidiaries;

                                  - will be senior in right of payment to all
                                    existing and future subordinated debt of Nextel;

                                  - will be effectively subordinate to all
                                    existing and future debt of Nextel's
                                    subsidiaries; and

                                  - will be subordinate to all existing and
                                    future secured debt of Nextel.

                             At September 30, 1998, Nextel had about $3.9 billion of outstanding debt that would rank equally with the notes, excluding guaranties of subsidiary debt of about $2.2 billion.

Covenants..................  The indenture governing the notes contains covenants which restrict, among other things, the ability of Nextel and some of its subsidiaries to:

                                  - incur more debt;

                                  - pay dividends or make distributions on their
                                    stock, other than Nextel's preferred stock;

                                  - make investments or payments;

                                  - enter into specified transactions with
                                    affiliates;

                                  - merge or consolidate; and

                                  - transfer and sell substantial assets.

Change of Control..........  Upon a change of control, as defined later in this prospectus, Nextel will be required to offer to repurchase your exchange notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

     See "VII. The Exchange Notes" for more detailed information concerning the exchange notes.

  E.  SUMMARY FINANCIAL INFORMATION

     The financial information below for the fiscal year ended March 31, 1994, the nine months ended December 31, 1994, which reflects the change in Nextel's fiscal year end from March 31 to December 31, and the years ended December 31, 1995, 1996 and 1997 have been derived from the audited consolidated financial statements of Nextel. The financial information for the nine months ended September 30, 1997 and 1998 is derived from the unaudited financial statements of Nextel and reflects only normal recurring adjustments necessary for the fair presentation of this information. You should not expect the results of operations for interim periods to be an indication of the results for a full year. This information is only a summary and should be read in conjunction with Nextel's historical financial statements contained in reports filed with the Commission. See "XII. Where You Can Get More Information."

     As you read this summary financial information, you should note that during 1995 Nextel undertook a corporate reorganization that resulted in a one-time charge to operations. In addition, Nextel's results were affected by business combinations, acquisitions and investments made with both domestic and international companies. Additional information can be found in note 2 to the financial statements in Nextel's Annual Report on Form 10-K for the year ended December 31, 1997.

     Other income (expense), net includes:

        - $15.0 million write-down of the investment in Corporacion Mobilcom S.A. de C.V., a subsidiary of Nextel, as a result of the devaluation of the Mexican peso in 1995;

        - equity in the losses of some foreign investments accounted for under the equity method in 1996. Additional information can be found in note 2 to the financial statements in Nextel's Annual Report on Form 10-K for the year ended December 31, 1997; and

        - losses on interest rate hedging activities of $46.9 million in 1998.

     For the purpose of computing the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of loss before income taxes less income (loss) from equity method investments and loss (income) attributable to minority interests. Fixed charges consist of:

        - interest on all indebtedness and amortization of deferred financing costs and amortization of original issue discount;

        - that portion of rental expense which Nextel believes to be representative of interest; and

        - preferred stock dividends.

The deficiency of earnings to cover fixed charges and preferred stock dividends for the fiscal year ended March 31, 1994 was $86.1 million, for the nine months ended December 31, 1994 was $218.5 million, for the year ended December 31, 1995 was $562.8 million, for the year ended December 31, 1996 was $884.9 million, for the year ended December 31, 1997 was $1,377.6 million, for the nine months ended September 30, 1997 was $955.0 million and for the nine months ended September 30, 1998 was $1,416.5 million.

     The as adjusted column reflects the receipt of:

        - net proceeds from the offering of the outstanding notes in November 1998 of about $289.3 million;

        - net proceeds from the offering of preferred stock in December 1998 of about $145.0 million;

        - the $195.0 million term loan drawn in October 1998, which was used to repay revolving debt under Nextel's bank credit agreement; and

        - the $100.0 million term loan drawn in January 1999.

     About $173.8 million of cash and cash equivalents and about $49.1 million of marketable securities held by Nextel International and its subsidiaries as of September 30, 1998 included below, are not available to fund any of the cash needs of Nextel's domestic digital mobile and analog specialized mobile radio businesses.

     You should review notes 10 and 11 to the notes to Nextel's consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 1997 for a detailed discussion of Nextel's capital stock.

                                                                                                                NINE MONTHS
                                    FISCAL YEAR   NINE MONTHS                  YEAR ENDED                          ENDED
                                       ENDED         ENDED                    DECEMBER 31,                     SEPTEMBER 30,
                                     MARCH 31,    DECEMBER 31,   --------------------------------------   -----------------------
                                       1994           1994         1995          1996          1997         1997         1998
                                    -----------   ------------   ---------   ------------   -----------   ---------   -----------
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
INCOME STATEMENT DATA:
Revenues..........................   $ 67,928      $  74,857     $ 171,703    $ 332,938     $   738,897   $ 463,838   $ 1,255,145
Cost of operations................     28,666         51,406       151,718      247,717         284,549     195,077       365,753
Selling, general and
 administrative expenses..........     41,107         85,077       193,321      330,256         865,791     568,112     1,106,312
Expenses related to corporate
 reorganization...................         --             --        17,372           --              --          --            --
Depreciation and amortization.....     58,398         94,147       236,178      400,831         526,377     361,757       583,108
                                     --------      ---------     ---------    ---------     -----------   ---------   -----------
Operating loss....................    (60,243)      (155,773)     (426,886)    (645,866)       (937,820)   (661,108)     (800,028)
Interest income (expense), net....    (18,101)       (41,454)      (89,509)    (206,480)       (378,032)   (258,387)     (438,074)
Other income (expense), net.......          3             33       (15,372)     (10,866)          6,511       5,486       (36,920)
Income tax benefit (provision)....     21,437         71,345       200,602      307,192        (258,726)    125,402       127,502
Extraordinary loss on early
 retirement of debt...............         --             --            --           --         (45,787)         --      (133,225)
Series D and E Preferred Stock
 dividends........................         --             --            --           --         (29,119)    (12,822)     (107,566)
                                     --------      ---------     ---------    ---------     -----------   ---------   -----------
Net loss attributable to common
 stockholders.....................   $(56,904)     $(125,849)    $(331,165)   $(556,020)    $(1,642,973)  $(801,429)  $(1,388,311)
                                     ========      =========     =========    =========     ===========   =========   ===========
Basic and diluted net loss per
 share attributable to common
 stockholders.....................   $   (.73)     $   (1.25)    $   (2.31)   $   (2.50)    $     (6.59)  $   (3.28)  $     (5.04)
Weighted average number of shares
 outstanding......................  78,439,000    100,639,000    143,283,000 222,779,000    249,320,000   244,221,000 275,584,000
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges
 and preferred stock dividends....         --             --            --           --              --          --            --

                                                                        AS OF
                                                                 SEPTEMBER 30, 1998
                                                              -------------------------
                                                                                AS
                                                                ACTUAL       ADJUSTED
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............  $   343,082   $   877,401
Intangible assets, net......................................    4,945,467     4,945,467
Total assets................................................   11,113,533    11,659,267
Long-term debt (excluding current portion of $5.3 million)..    7,335,254     7,730,988
Redeemable preferred stock..................................    1,386,658     1,536,658
Stockholders' equity........................................      606,257       606,257

III.  RISK FACTORS

     You should carefully consider the following risk factors and all other information in this prospectus before deciding to invest in the exchange notes.

  A.  RISK FACTORS RELATING TO NEXTEL

     1. NEXTEL HAS A HISTORY OF NET LOSSES AND NEGATIVE CASH FLOW AND MAY NOT BE ABLE TO SATISFY ITS CASH NEEDS FROM OPERATIONS.

     Nextel has focused on developing its business, rather than emphasizing current earnings. Nextel has never been profitable and has experienced negative cash flow since its start in 1987. Nextel had net losses of about $1.6 billion during 1997 and about $1.4 billion for the nine months ended September 30, 1998. Nextel's accumulated deficit was about $4.0 billion at September 30, 1998. Nextel expects that losses and negative cash flow will continue over the next several years. Nextel's ability to obtain financing and to generate revenue to support its operations and to meet its working capital needs is subject to many risks and uncertainties. In addition, Nextel cannot know when, if ever, net cash generated by its internal business operations will support its growth and continued operations.

     2. NEXTEL WILL NEED SUBSTANTIAL AMOUNTS OF ADDITIONAL FINANCING.

          A. REASONS NEXTEL WILL NEED CASH.

     Nextel anticipates that it will need substantial amounts of cash for:

     - capital expenditures to build and enhance its Digital Mobile Network;

     - operating expenses relating to its Digital Mobile Network and analog specialized mobile radio business;

     - potential acquisitions, including acquisition of rights to radio spectrum, which Nextel requires to conduct its wireless communications business;

     - debt service requirements; and

     - other general corporate purposes.

Nextel expects its cash needs will exceed its cash flows from operating activities through 1999. In addition, Nextel may need to revise its business plan to respond to competitive and other factors, so its need for cash may increase.

          B. NEXTEL'S CURRENT CREDIT FACILITIES ARE LIMITED AND CONTAIN RESTRICTIONS ON ADDITIONAL FINANCINGS.

     Nextel's long-term cash needs are much greater than its availability under its existing financing agreements. Nextel may not be able to generate sufficient net cash through its internal business operations, or otherwise obtain access to sufficient additional funds, for example, by selling non-strategic or non-core assets, to meet its future cash needs. As a result, Nextel will have to raise substantial amounts of additional funds, in the form of equity or debt, in the future to support its growth and operations. Nextel may borrow up to about $3.3 billion in secured financing from its bank lenders provided that Nextel satisfies financial and other conditions. Assets of some of Nextel's operating subsidiaries secure amounts outstanding under these financing arrangements. As of September 30, 1998, about $2.2 billion of this secured financing had been drawn. The availability of this financing is also subject to Nextel satisfying covenants under indentures relating to Nextel's public notes. Nextel's access to additional funds may be limited by the terms of its existing financing agreements, including:

     - covenants that restrict the amount of additional borrowings, including additional borrowings under existing financing arrangements;

     - covenants that restrict Nextel's grant of liens on assets that affect Nextel's ability to obtain new secured financing; and

     - existing debt service requirements.

          c. FUNDING REQUIREMENTS FOR INTERNATIONAL OPERATIONS AND GROWTH MAY CAUSE EVEN GREATER CASH NEEDS.

     Nextel International is exploring a number of alternative sources of debt and equity financing, including vendor financing, to fund its operations, capital expenditures, working capital and other cash needs. Nextel cannot assure you that this financing will become available. If this financing does not become available, Nextel may fund some or all of Nextel International's cash needs. This would increase Nextel's own cash needs. If Nextel does provide funding to Nextel International and Nextel's remaining financing sources are not sufficient to meet its needs, Nextel may seek to raise additional capital from public or private debt or equity sources.

          D. OTHER FACTORS MAY ADVERSELY AFFECT NEXTEL'S ACCESS TO ADDITIONAL FINANCING.

     Nextel's access to additional funds also may be limited by:

     - general market conditions that adversely affect the availability or cost of financings;

     - market conditions affecting the telecommunications industry in general;

     - specific factors affecting Nextel's attractiveness as a borrower or investment vehicle, including;

        (1) the terms of Nextel's arrangements with Motorola that relate to Motorola's ownership interest in Nextel, and the terms of options and warrants issued to others, that may make equity financings more difficult;

        (2) the uncertainty concerning the ultimate outcomes of legal challenges lodged against auctions of spectrum and licenses;

        (3) the ability to retune certain incumbent licensees to remove them from spectrum as to which Nextel was the highest bidder at an auction;

        (4) the potential commercial opportunities and risks associated with implementation of Nextel's business plan;

        (5) the market's perception of Nextel's performance; and

        (6) the actual amount of cash needed by Nextel to pursue its business strategy.

          E. NEXTEL DOES NOT HAVE SUFFICIENT ADDITIONAL FINANCING COMMITMENTS TO MEET ITS LONG-TERM NEEDS.

     Currently, other than under its existing bank facility, Nextel has no legally binding commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Nextel cannot assure you that it will be able to obtain any additional financing in the amounts or at the times that it may require the financing, or if Nextel does obtain any financing, that it would be on acceptable terms. As a result, Nextel cannot assure you that it will have adequate capital to implement the contemplated expansion and enhancement of its Digital Mobile Network. Additionally, although Nextel has entered into arrangements with Nextel Partners that are separately funded and are intended to result in a faster build-out and commencement of Digital Mobile Network operations in secondary and smaller urban and rural markets in the United States, Nextel cannot assure you that the Nextel Partners efforts will succeed. Nextel's failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of its development, expansion and acquisition plans and expenditures, which could have an adverse effect on Nextel.

     3. NEXTEL'S FUTURE PERFORMANCE WILL DEPEND ON ITS ABILITY TO SUCCEED IN THE HIGHLY COMPETITIVE WIRELESS VOICE TRANSMISSION INDUSTRY.

     Nextel's ability to compete effectively with established and prospective wireless communications service providers depends on many factors, including:

     - THE CONTINUED SATISFACTORY PERFORMANCE OF NEXTEL'S VOICE TRANSMISSION TECHNOLOGY. Technology performance issues could adversely affect the implementation of Nextel's Digital Mobile Network. Customer acceptance of the services Nextel offers is and will continue to be affected by technology-based differences and by the operational performance and reliability of system transmissions on Nextel's Digital Mobile Network. In the past, using the first generation iDEN digital transmission technology, Nextel encountered performance, reliability, accessibility and transmission quality issues on its Digital Mobile Network. If Nextel is unable to address and resolve satisfactorily performance or other transmission quality issues, the further successful commercialization of the Digital Mobile Network could be delayed and Nextel could adversely be affected. If Nextel, for any reason, is unable to continue to implement its Digital Mobile Network as it currently expects, Nextel may not be competitive with other wireless communications providers. In addition, Nextel would be unable, utilizing its analog specialized mobile radio technology and systems, to provide mobile telephone services comparable to those provided by other cellular and wireless communications services providers or to achieve significant further subscriber growth.

     - THE ABILITY TO EXPAND, PROVIDE AND MAINTAIN SYSTEM COVERAGE. Nextel's geographic system coverage could adversely affect Nextel's competitive position. Nextel currently offers its mobile telephone customers the ability to "roam" throughout Nextel's existing Digital Mobile Network market areas. Nextel, however, will not be able to provide roaming system coverage comparable to that currently available through roaming arrangements from cellular and certain personal communication system operators, unless and until a nationwide Digital Mobile Network build-out is substantially completed. This places Nextel at a competitive disadvantage, as some other providers currently have roaming agreements that provide coverage of each other's markets throughout the United States. Nextel also cannot assure you that a sufficient number of customers or potential customers will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package Nextel provides on its nationwide Digital Mobile Network.

     - THE ABILITY TO PROVIDE DUAL MODE SERVICE. Nextel is not able to provide its digital customers with analog capability. During the transition to digital technology, some participants in the United States cellular industry are offering subscriber units with dual mode, analog and digital, compatibility. Additionally, some analog cellular system operators that directly or through their affiliates also operate digital personal communication systems have made available to their customers dual mode/dual band (800 MHz cellular/1900 MHz personal communication systems) subscriber units. These units combine the enhanced feature set available on digital personal communication systems within their digital service coverage areas with the broader wireless coverage area available on the analog cellular network. Nextel does not have comparable hybrid subscriber units of either type currently available to its customers.

     - THE ABILITY TO FURTHER DEVELOP COST EFFECTIVE DIRECT AND INDIRECT CHANNELS OF DISTRIBUTION FOR ITS DIGITAL MOBILE NETWORK PRODUCTS AND SERVICES. Many of Nextel's competitors have offered cellular and other telecommunications services for many years. During that period, those competitors established extensive networks of retail locations and multiple distribution channels, and so enjoy a competitive advantage over Nextel in these areas. Nextel has increased the proportion of its Digital Mobile Network customers that it obtains through its indirect distributor network, and Nextel currently anticipates that it will rely more heavily on indirect distribution channels to achieve greater market penetration for its digital wireless service offerings. However, as Nextel expands its retail subscriber base through increased reliance on indirect distribution channels, and as price competition in the wireless industry intensifies, the average revenue per subscriber unit is expected to decrease and the churn rate of subscribers is expected to increase.

     - THE ABILITY TO MAINTAIN PRICING PACKAGES ATTRACTIVE TO CUSTOMERS. Nextel faces price competition.

             a. SOME OF NEXTEL'S COMPETITORS ARE FINANCIALLY STRONGER THAN
NEXTEL.

         Some competitors may be able to offer prospective customers lower base prices, or greater equipment subsidies or discounts than those, if any, that Nextel could afford to offer. Nextel's competitors may also be able to offer services to customers at prices that are below prices that Nextel offers for comparable services. As a result, Nextel's ability to compete based on the price of its Digital Mobile Network subscriber units and service offerings will be limited.

             b. OUR EQUIPMENT IS MORE EXPENSIVE THAN SOME COMPETITORS'.

         Nextel currently markets multi-function subscriber handsets, providing mobile telephone and private and group dispatch service, in addition to paging and alphanumeric short-text messaging. Nextel's handsets are, and are likely to remain, significantly more expensive than analog handsets and are, and are likely to remain, somewhat more expensive than digital cellular or personal communication system handsets that do not incorporate a comparable multi-function capability. However, Nextel believes that its multi-function subscriber handsets currently are competitively priced compared to multi-function digital cellular and personal communication system handsets.

                 c. NEXTEL MAY FACE CONTINUING PRESSURE TO REDUCE PRICES.

         Over the past several years as the number of wireless communications providers in Nextel's market areas has increased, its competitors' prices in such markets have generally decreased. Nextel may encounter further market pressures:

         - to reduce its Digital Mobile Network service offering prices;

         - to restructure its Digital Mobile Network service offering packages to offer more value;

         - to respond to particular short term, market specific situations, for example, special introductory pricing or packages that may be offered by new providers launching their service in a particular market; or

         - to remain competitive in the event that wireless service providers generally continue to reduce the prices charged to their customers.

     - THE ABILITY TO KEEP PACE WITH TECHNOLOGICAL CHANGE. Nextel's digital technology could become obsolete. Nextel relies on digital technology that is not compatible with, and competes with, other forms of digital and non-digital voice communication technology. Competition among these differing technologies can:

         - segment the user markets, thereby reducing demand for specific technologies, including Nextel's;

         - reduce the resources devoted by third party suppliers, including Motorola, which supplies all of Nextel's current digital technology, in developing or improving the technology for Nextel's systems; and

         - adversely affect market acceptance of Nextel's services.

         Nextel cannot assure you that its digital technology will successfully compete with the other forms of digital and non-digital voice communication systems. Further, new digital or non-digital voice communication transmission technology may develop that will cause Nextel's existing systems technology to be obsolete or otherwise impair market acceptance of its technology.

     - THE ABILITY TO MARKET SUCCESSFULLY ITS INTEGRATED WIRELESS COMMUNICATIONS SERVICES. Nextel's growth may exceed the capabilities of its systems, hurting its performance.

                 a. NEXTEL FACES LIMITATIONS ON ITS ABILITY TO INCREASE SUBSCRIBERS.

         Nextel's ability to continue to increase the number of subscribers on its Digital Mobile Network depends on a variety of factors, including:

         - the ability to successfully plan for additional system capacity at levels needed to meet anticipated new subscribers and the related increases in system usage;

         - the ability to obtain additional radio spectrum when and where required; and

         - the availability of a sufficient quantity of cell sites, system infrastructure equipment and subscriber units, of the appropriate models and types, to meet the demands and preferences of potential subscribers to the Digital Mobile Network.

                 b. NEXTEL FACES LIMITATIONS ON AVAILABILITY OF EQUIPMENT.

         Although Nextel believes it has secured sufficient cell sites at appropriate locations in its markets to meet planned system coverage and capacity targets, Nextel cannot assure you that it will meet those needs in the future. In addition, Nextel generally has been able to obtain adequate quantities of base radios and other system infrastructure equipment from Motorola and other suppliers, and adequate volumes and mix of subscriber units and related accessories from Motorola, to meet subscriber and system loading rates. However, Nextel cannot assure you that quantities will be sufficient in the future. Additionally, Nextel has contractual arrangements with Nextel International and Nextel Partners that contemplate that, in the event of shortages of that equipment, available supplies would be allocated proportionately among those entities.

                 c. NEXTEL HAS POTENTIAL SYSTEMS LIMITATIONS ON ADDING
CUSTOMERS.

         Other factors affecting Nextel's ability to successfully add customers to its Digital Mobile Network include:

         - the adequacy and efficiency of Nextel's information systems, business processes and related support functions;

         - the length of time between customer order to activation of service on the Digital Mobile Network, which currently is much longer than that typically encountered for "off the shelf" cellular and personal communication system wireless service offerings; and

         - Nextel's ability to improve the efficiency and speed of the processes for Nextel's customer service and accounts receivable collection functions to adequately respond to the needs of a growing customer base on the Digital Mobile Network and the increasing amounts of billed digital service and equipment revenue.

         Customer reliance on Nextel's customer service functions may increase as Nextel adds Digital Mobile Network customers through indirect distribution channels and through direct sales channels not involving direct face-to-face contact with a sales representative, for example, phone order sales or sales through web sites.

         Although Nextel has taken steps to refine, improve and scale-up its back-office and support systems and processes, Nextel cannot assure you that these systems and processes will achieve levels of capacity, or improvements in speed and efficiency, sufficient to meet customer and network growth and demands, or that Nextel will be able to do so on a timely basis. Nextel's inability to:

         - timely meet Digital Mobile Network capacity needs;

         - have access to suitable cell sites and infrastructure and subscriber equipment in any one or more of its market areas; or

         - develop, when required, improvements or expansions to its systems and processes adequate to meet desired levels of customer activation and increased levels of usage and demand for wireless services on the Digital Mobile Network;

       could decrease or postpone subscriber growth, or delay or otherwise impede billing and collection of amounts owed, thereby adversely affecting Nextel.

     - THE ABILITY OF COMPETITORS TO PROVIDE TWO-WAY DISPATCH
       SERVICES. Nextel's two-way dispatch services are currently not available through traditional cellular or personal communication system providers; however, if either personal communication system or cellular operators provide two-way dispatch services in the future, Nextel's competitive advantage may be impaired.

     Nextel cannot predict the competitive effect that any of these factors, or any combination thereof, will have on it. Nextel cannot predict whether it will successfully compete in the future.

     4. REGULATORY AND OTHER FACTORS COULD DELAY OR PREVENT NEXTEL FROM OFFERING SERVICES IN NEW MARKET AREAS.

     Before fully implementing its Digital Mobile Network in a new market area, Nextel must complete systems design work, find appropriate sites and construct necessary transmission structures, receive regulatory approvals, free up frequency channels now devoted to non-digital transmissions and begin systems optimization. In the past, these processes have taken weeks or months to complete, and may be hindered or delayed by many factors, including unavailability of antenna sites at optimal locations, land use and zoning controversies and limitations of available frequencies. Nextel cannot know when, if ever, its digital technology will be available for commercial use in new markets. Nextel will rely on Nextel Partners to implement the Digital Mobile Network in new markets located in Nextel Partners' territory. Nextel Partners likely will encounter many of the same challenges as Nextel in implementing the Digital Mobile Network in its new markets.

     5. NEXTEL PRINCIPALLY RELIES ON ONE SUPPLIER TO IMPLEMENT ITS DIGITAL MOBILE NETWORK.

     Motorola is Nextel's sole source for the iDEN infrastructure and subscriber handset equipment used by Nextel throughout its markets. Nextel expects to rely on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its Digital Mobile Network and handset equipment for the foreseeable future. The failure by Motorola to deliver necessary technology improvements and enhancements and iDEN system infrastructure and subscriber equipment on a timely, cost-effective basis would have an adverse effect on Nextel. Nextel expects that for the next few years, Motorola and competing manufacturers who are licensed by Motorola will be the only manufacturers of subscriber equipment that is compatible with Nextel's Digital Mobile Network. The equipment purchase agreements between Nextel and Motorola provide for the licensing by Motorola of interfaces relating to infrastructure and subscriber equipment and of additional manufacturers for subscriber equipment. Motorola has agreed to negotiate to enter into licenses with at least one alternative manufacturer of iDEN infrastructure equipment. Currently, however, there are no arrangements in effect with any additional manufacturers to supply Nextel with alternative sources for either iDEN system infrastructure or subscriber equipment.

     6. AGREEMENTS WITH MOTOROLA REDUCE NEXTEL'S OPERATIONAL FLEXIBILITY.

     Nextel must purchase from Motorola a significant amount of system infrastructure equipment. Nextel has agreed to purchase and install Motorola's iDEN equipment in sufficient quantity to cover the vast majority of the United States population.

     Nextel has agreed not to install and use digital radio frequency technology as an alternative to iDEN on more than 25% of its specialized mobile radio channels in the 806-824 MHz band in one or more of its top 20 domestic markets, or to utilize any of its specialized mobile radio channels for voice interconnect on

United States cellular and/or personal communication systems radio telephony standards prior to August 4, 1999, unless:

     - Nextel determines that the iDEN equipment fails to meet certain performance specifications established in the equipment purchase agreements with Motorola, which failure materially adversely affects the commercial viability of the technology to provide reliable services as intended by Motorola and Nextel, and Motorola does not cure the failure within six months after receiving notice thereof; or

     - Nextel or Digital Radio L.L.C., an entity controlled by Craig O. McCaw, offers to acquire the remainder of Motorola's shares of Nextel common stock at a per share price of at least 110% of the average of the closing prices of the common stock over the 30 trading days before the public announcement by Nextel of the decision to implement the plan.

     In either case, if Motorola manufactures, or elects to manufacture, the alternate technology that Nextel elects to deploy, Nextel must purchase 50% of its infrastructure requirements and 25% of its subscriber equipment requirements from Motorola for three years, so long as the equipment is competitive in price and performance to the equipment utilizing or incorporating the alternate technology then offered by other manufacturers.

     Should Nextel choose to deploy a technology other than iDEN for any of its wireless communications services, Nextel believes that its systems planning and contractual relationships with Motorola would permit it to utilize a different technology. Due to the considerable present uncertainty surrounding the factors that might affect that decision, including the additional capital requirements associated with the deployment of an alternative technology, the performance characteristics and customer perceptions of iDEN, or of competing digital technologies and possible future improvements in the iDEN technology platform, it is impossible to predict if or when Nextel would make that decision.

     7. NEXTEL'S INTERESTS MAY CONFLICT WITH THOSE OF MOTOROLA.

     Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which do or may compete with some or all of the services Nextel offers through its Digital Mobile Network. Although Nextel believes that its relationship with Motorola reflects the realities of purchasing from a competitor, Nextel cannot assure you that the potential conflict of interest will not adversely affect Nextel in the future. In addition, Motorola is a significant stockholder of Nextel, which creates potential conflicts of interest, particularly with regard to significant transactions.

     8. NEXTEL'S FUTURE DEPENDS ON GOVERNMENTAL REGULATION.

     The Federal Communications Commission regulates the licensing, operation, acquisition and sale of Nextel's specialized mobile radio businesses. Federal law governs the allocation and licensing of the radio frequency spectrum that Nextel uses to conduct those businesses. The Federal Communications Commission's regulations have significantly changed during the last few years and continue to evolve as new regulations are adopted pursuant to the Omnibus Budget Reconciliation Act of 1993 and the Telecommunications Act of 1996. Nextel's ability to conduct its business depends, in part, on its compliance with these regulations. Future changes in regulation or legislation affecting Digital Mobile Network service and Congress' and the Federal Communications Commission's continued allocation of additional commercial mobile radio services spectrum could adversely affect Nextel's business. Similar government regulatory factors affect Nextel's operations outside the United States.

     In particular, Nextel may be impacted by the following recent regulatory developments involving the Federal Communications Commission:

     - a proposal to alter the allocation of Nextel's revenues between federal and state jurisdictions for purposes of calculating universal service fund contributions;

     - a proposal to regulate billing disclosures and billing practices in a manner that could be disadvantageous to Nextel;

     - a proposal to implement statutory requirements relating to the accessibility by persons with disabilities to telecommunications services, which may include proposals requiring modifications to equipment used by those customers;

     - extension of the date for compliance with federal statutory provisions requiring telecommunications service providers to make their networks accessible to law enforcement authorities and proposals that require those providers to have additional capabilities to facilitate this access;

     - the temporary stay of some provisions of rules that protect against the disclosure of customer proprietary network information and restricts the manner in which that information may be used;

     - the re-auction of some spectrum licenses that could be used to provide competing services currently scheduled to begin on March 23, 1999; and

     - the extension of the date for implementation of local number portability to March 31, 2000.

     9. NEXTEL PRIMARILY HAS INTANGIBLE ASSETS.

     Nextel's assets consist primarily of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of Nextel's Digital Mobile Network business and the growth of the specialized mobile radio and wireless communications industries in general. If Nextel defaults on debt or if Nextel were liquidated, Nextel cannot assure you that the value of these assets will be sufficient to satisfy its obligations. Nextel had a net tangible book value deficit of about $4.3 billion as of September 30, 1998.

     10. NEXTEL IS SUSCEPTIBLE TO CONTROL BY SIGNIFICANT STOCKHOLDERS.

     Based on the ownership information relating to Nextel as of September 30, 1998, entities controlled by Mr. McCaw beneficially owned about 20.6% of the outstanding Nextel stock. In addition, Motorola beneficially owned about 15.6% of the outstanding Nextel stock.

     Digital Radio L.L.C. may designate at least one fourth of the board of directors of Nextel. In addition, Digital Radio may select, from its representatives on the board of directors, a majority of the operations committee of Nextel's board of directors, which has significant authority relating to Nextel's business strategy, budgets, financing arrangements and in the nomination and oversight of certain executive officers. As a result, Digital Radio may exert significant influence over Nextel's affairs. Although the board of directors retains the authority to override actions taken or proposed to be taken by the operations committee, under agreements with Digital Radio, such overrides may lead to certain adverse financial consequences. Motorola may nominate two directors to the board of directors of Nextel. Although Motorola has agreed to support the decisions and recommendations of the operations committee and to vote its shares of common stock accordingly, (1) any Motorola-designated Nextel director retains the right to vote in a manner consistent with their fiduciary duties and (2) Motorola may vote its shares as it determines necessary with respect to issues that conflict with Motorola's corporate ethics or that present conflicts of interest, or in order to protect the value or marketability of the shares of common stock held by it.

     If Digital Radio and Motorola choose to act together, they could have a sufficient voting interest in Nextel to, among other things:

     - exert effective control over the approval of amendments to Nextel's certificate of incorporation, mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote;

     - defeat a takeover attempt; and

     - otherwise control whether particular matters are submitted for a vote of the stockholders of Nextel.

     Digital Radio, Mr. McCaw and their affiliates have and, subject to the terms of applicable agreements between Digital Radio and Nextel, may have an investment or interest in entities that provide wireless telecommunications services that could potentially compete with Nextel. Under the relevant agreements, Mr. McCaw, Digital Radio and their controlled affiliates may not, for a period of time, participate in other two-way terrestrial-based mobile wireless communications systems in the region that includes any part of North America or South America unless these opportunities have first been presented to and rejected by Nextel.

     11. NEXTEL'S COMMITMENTS TO ISSUE ADDITIONAL COMMON STOCK MAY IMPAIR ITS ABILITY TO RAISE CAPITAL.

     Nextel currently has outstanding commitments in various forms, including warrants, options and convertible securities, to issue a substantial number of new shares of its common stock. The shares subject to these issuance commitments, to some degree, will be issued in registered transactions and thus will be freely tradeable. In many other instances, these shares will be subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradeable. Nextel has also granted registration rights with respect to a significant number of its outstanding shares, including shares of common stock issuable upon conversion of securities issued in some transactions. The exercise of registration rights by persons holding those shares would permit those persons to sell those shares without regard to the limitations of Rule 144 under the Securities Act of 1933. An increase in the number of shares of Nextel's common stock that will become available for sale in the public market may adversely affect the market price of common stock and, as a result, could impair Nextel's ability to raise additional capital through the sale of its equity securities.

     12. CONCERNS ABOUT HEALTH RISK MAY AFFECT NEXTEL'S PROSPECTS.

     Mobile communications devices allegedly pose health risks due to radio frequency emissions from these devices. Studies performed by wireless telephone equipment manufacturers have investigated these allegations, and a major industry trade association and governmental agencies have stated publicly that the use of these phones poses no undue health risk. The actual or perceived risk of mobile communications devices could adversely affect Nextel through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

     13. NEXTEL DEPENDS ON ITS MANAGEMENT TEAM TO EFFECT ITS RAPID GROWTH STRATEGY.

     Nextel's senior management team develops and implements its business plans and strategies, which contemplate an accelerated nationwide build-out, expansion and enhancement of its Digital Mobile Network and related aggressive advertising and marketing campaigns. Nextel's rapid growth depends on the focused activities of its senior management team. The unexpected loss of the services of any of these individuals could adversely affect Nextel's ability to maintain its growth momentum.

     14. NEXTEL'S OPERATIONS MAY BE DISRUPTED DUE TO YEAR 2000 ISSUES.

     Nextel may be subject to risks associated with the "Year 2000" issue. Nextel has substantially completed the assessment phase with respect to the Year 2000 compliance status of its own internal systems and processes and recently commenced the remediation and testing phase for some aspects of its business. Nextel has not yet developed contingency plans for resolving issues that may be identified and for which remediation is not possible on a timely or cost-effective basis. Nextel does not anticipate that its own assessment, remediation and testing process of financial and operating systems or on embedded technology in its systems will result in a material cost to it or will require that it defer or abandon any material projects, goals or objectives relating to its operations.

     Nextel is subject to risks associated with the Year 2000 problems of third parties, especially providers of products and services that are critical to its ability to conduct its business operations, including other telephone service providers with which its service connects. Nextel also is aware that, with respect to its operations outside the United States, governmental authorities and third parties with whom it may have material business relationships may not be at the same level of awareness or assessment or remediation of their potential Year 2000 issues as are their United States counterparts. If any of these third parties, or Nextel, is unable to resolve material Year 2000 issues on a timely or cost-effective basis, there would be an adverse effect on Nextel.

     15. NEXTEL IS SUBJECT TO RISKS RELATING TO ITS JOINT INVESTMENTS.

     Nextel recently has entered into a contractual joint venture and other relationships in connection with the formation and financing of Nextel Partners, and may enter into other joint ventures or similar arrangements in the future. Outside the United States, several of Nextel's international operations are conducted through entities having one or more third-party owners, and some of these entities are not controlled by Nextel. There are risks in participating in arrangements of these types, including the risk that the other participants may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint enterprise or Nextel. There also is the risk that a participant may be unable to meet its economic or other obligations to the joint enterprise and that Nextel may be required to fulfill some or all of those obligations. Nextel also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in such joint enterprises. In addition, to the extent that Nextel participates in international arrangements of these types, the operations of the relevant entity will be subject to various additional risks not present in domestic joint enterprises.

     16. NEXTEL IS SUBJECT TO RISKS RELATING TO ITS FOREIGN OPERATIONS.

     Nextel owns interests in and operates international wireless companies through Nextel International. The risks that relate to such foreign operations include:

     - political, economic and social conditions in the foreign countries where Nextel conducts operations;

     - currency risks and exchange controls;

     - potential inflation in the applicable foreign economies;

     - the impact of import duties on the cost and/or prices of infrastructure equipment and subscriber handsets;

     - foreign taxation of earnings and payments received by Nextel International from its operating subsidiaries; and

     - regulatory changes affecting the telecommunications industry and wireless communications.

     Nextel cannot assure you that the risks associated with its foreign operations will not adversely affect its or Nextel International's operating results or prospects, particularly as these operations expand in scope, scale and significance.

B.  RISK FACTORS RELATING TO THE NOTES

     1. NEXTEL MAY BE UNABLE TO PAY INTEREST OR REPAY THE NOTES.

               A. NEXTEL IS A HOLDING COMPANY AND ITS SUBSIDIARIES HAVE NO OBLIGATIONS TO THE NOTEHOLDERS.

     Nextel conducts substantially all of its business through its subsidiaries. Nextel's cash flow and, consequently, its ability to pay interest in cash and to service debt, including the notes, are dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries in the form of loans, dividends or otherwise. Nextel's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose.

               B. NEXTEL'S SUBSIDIARIES HAVE RESTRICTIONS ON WHAT THEY CAN PAY TO NEXTEL.

     Nextel and its subsidiaries have entered financing agreements that impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to Nextel from its subsidiaries that operate the Digital Mobile Network in Nextel's market areas in the United States. Similarly, financing arrangements and indentures entered and to be entered into by Nextel International and the entities in which Nextel International holds investments contain and are expected to impose restrictions on dividends, loans, advances and other payments to Nextel by Nextel International and its subsidiaries. As long as these limitations are in place, money generated by these subsidiaries may not be available to Nextel for the payment of interest on the notes or to repay the notes. If Nextel's financing arrangements limit its ability to pay interest on the notes when required, Nextel will need to refinance amounts outstanding under those arrangements to make interest payments. Nextel cannot assure you that it will be able to refinance this debt. The failure of Nextel to pay interest on the notes when required could result in defaults under some of Nextel's debt agreements. Nextel may enter into financing arrangements in the future that may impose additional restrictions on dividends, loans, advances and other payments by its subsidiaries. Some of Nextel's existing financing arrangements contain restrictive covenants applicable to Nextel and some of its subsidiaries, including a limitation on the debt that Nextel may incur that may limit its ability to borrow funds to pay any amounts due pursuant to the notes. Finally, some of these agreements also contain limitations on some "restricted payments," which could represent amounts Nextel would need to receive to meet its cash interest and debt service obligations, including those relating to the notes.

     2. THE LIABILITIES OF NEXTEL'S SUBSIDIARIES ARE EFFECTIVELY SENIOR TO THE NOTES.

     As of September 30, 1998, Nextel's subsidiaries had outstanding indebtedness and other trade payables and other accrued liabilities of about $4.2 billion. Assets of some of Nextel's operating subsidiaries secure some of its senior borrowings. Borrowings by Nextel International or its subsidiaries or affiliates under any bank or vendor financing agreements that may be entered into from time to time likewise may be secured by liens on assets of Nextel International or of those subsidiaries and affiliates and may be guaranteed by those entities as well.

     Nextel and its subsidiaries may incur additional debt, subject to limitations, and that additional debt may rank senior to the notes. Nextel's subsidiaries will have no obligation to pay amounts due under the notes. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements, particularly because the agreements relating to their debt may restrict their ability to pay dividends or to make loans, advances or other distributions to Nextel or because the debt of these subsidiaries may be secured by their assets.

     3. NEXTEL HAS A HIGH LEVEL OF INDEBTEDNESS THAT COULD ADVERSELY AFFECT ITS ABILITY TO REPAY THE NOTES.

     At September 30, 1998, Nextel had about $7.3 billion of long term debt, including the current portion. Furthermore, subject to restrictions in the indenture for the notes and in its other financing agreements, Nextel, along with its subsidiaries, may incur additional indebtedness from time to time to finance further deployment of its Digital Mobile Network, provide for working capital or capital expenditures or for other purposes. Nextel anticipates that it and its subsidiaries will incur substantial additional indebtedness in the future in connection with the further build-out, expansion and enhancement of its Digital Mobile Network and funding cash flow deficits, including principally additional borrowings pursuant to the terms of the bank financing agreements.

     Nextel's high level of indebtedness could have important consequences to holders of the notes, including, but not limited to, the following:

     - limiting Nextel's ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

     - limiting Nextel's ability to use operating cash flow in other areas of its business because it must dedicate a substantial portion of these funds to make cash interest payments and fund required principal payments on its debt;

     - limiting Nextel's ability to borrow additional funds or to dispose of assets;

     - limiting Nextel's ability to compete with others in its industry who are not as highly leveraged; and

     - limiting Nextel's ability to react to changing market conditions, changes in its industry and economic downturns.

     4. NEXTEL WILL NEED TO REFINANCE ITS EXISTING INDEBTEDNESS.

     Nextel currently has substantial debt obligations that will mature prior to the maturity of the notes. In addition, Nextel has preferred stock that it may be required to redeem before the maturity of the notes. Nextel also must begin to pay cash interest on some outstanding debt and cash dividends on some outstanding shares of preferred stock prior to the maturity of the notes. Nextel does not expect to generate sufficient funds from operations to repay those obligations as they are currently scheduled to become due. Accordingly, it will be necessary to refinance those obligations at or before their respective maturities or mandatory redemption dates. Nextel's ability to refinance those obligations will depend on, among other factors, its financial condition at the time of the refinancing, the restrictions contained in its remaining financing agreements and market conditions. Nextel cannot assure you that it will be able to refinance those obligations. If Nextel is unable to refinance those obligations, or unable to obtain satisfactory terms, there could be an adverse effect on Nextel. This risk compounds the risks associated with Nextel's need for additional financing in order to maintain its growth.

     5. THE INDENTURE CONTAINS RESTRICTIVE DEBT COVENANTS THAT COULD IMPEDE ITS OBTAINING NECESSARY FINANCING.

     The indenture governing the notes limits what Nextel, and most of its subsidiaries, may do. The provisions of the indenture limit Nextel's ability to:

     - incur more debt;

     - pay dividends or make distributions of stock other than Nextel's preferred stock;

     - issue stock of subsidiaries;

     - make investments or payments;

     - enter into specified transactions with affiliates;

     - merge or consolidate; and

     - transfer and sell substantial assets.

     Although there are a number of important exceptions to these covenants, which are more fully described under "VII. The Exchange Notes," the limitations could adversely affect Nextel's flexibility.

     Nextel's existing financing agreements contain many similar limitations. Under specific circumstances, all amounts borrowed under its financing agreements, plus interest, may be declared to be due and payable, which would be an event of default under the indenture governing the notes. Nextel cannot assure you that it would have sufficient assets to pay indebtedness then outstanding under its other financing agreements and the indenture.

     6. NEXTEL MAY BE UNABLE TO REPURCHASE YOUR NOTES UPON A CHANGE OF CONTROL.

     If Nextel experiences a "Change of Control" as defined in the indenture, it must offer to purchase your notes at 101% of their face amount, plus accrued interest. A Change of Control may also trigger similar repurchase obligations under some of Nextel's other financing agreements. Nextel might not be able to pay you the required price for notes you present to it at the time of a Change of Control, because

Nextel might not have enough funds at that time or the terms of its other financing agreements may prevent it from making such payments.

     7. THERE MAY NOT BE A PUBLIC MARKET FOR THE EXCHANGE NOTES.

     There is no existing trading market for the outstanding notes. If such a market were to develop, the outstanding notes and, if issued, the exchange notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest and dividend rates, Nextel's operating results and the market for similar securities.

     8. IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     Nextel will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

     If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

C. NEXTEL'S FORWARD LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT BELIEFS.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of statements made in this prospectus are not historical or current facts, but deal with potential future circumstances and developments. Those statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel's actual future experience involving any one or more of these matters and subject areas. Nextel has attempted to identify, in context, some of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the foregoing "Risk Factors" section, including, but not limited to:

     - general economic conditions in the geographic areas and occupational market segments that Nextel is targeting for its Digital Mobile Network service;

     - the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand;

     - the success of efforts to improve and satisfactorily address any issues relating to Nextel's Digital Mobile Network performance;

     - the continued successful performance of the iDEN technology being deployed in Nextel's various market areas;

     - the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to Nextel's Digital Mobile Network business;

     - Nextel's ability to timely and successfully accomplish required scale-up of its billing, collection, customer care and similar back-room operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by the Digital Mobile Network customer base;

     - access to sufficient debt or equity capital to meet Nextel's operating and financing needs, the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and personal communication systems service;

     - future legislative or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally; and

     - other risks and uncertainties described from time to time in Nextel's reports filed with the Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

IV.  USE OF PROCEEDS

     Nextel will not receive any cash proceeds from the issuance of the exchange notes. Because Nextel is exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in the indebtedness of Nextel.

V.  CAPITALIZATION

     The following table sets forth the consolidated cash, cash equivalents and marketable securities, current portion of long-term debt and capitalization of Nextel as of September 30, 1998 (i) on an historical basis and (ii) as adjusted to give effect to the receipt of the net proceeds from the offering of the outstanding notes, the receipt of the net proceeds from the offering of zero coupon convertible preferred stock due 2013 and the term loans drawn in October 1998 and January 1999. This table should be read in conjunction with the consolidated financial statements and the related notes, which are incorporated by reference into this prospectus.

     Included in cash, cash equivalents and marketable securities is about $222.9 million held by Nextel International and its subsidiaries as of September 30, 1998, which are not available, due to restrictions contained in Nextel International's indentures, to fund any of the cash needs of Nextel's domestic digital mobile and analog specialized mobile radio businesses.

     The as adjusted column reflects the application of the net cash proceeds from the offering of the outstanding notes, the zero coupon convertible preferred stock due 2013 issued in December 1998 and the term loans drawn in October 1998 and in January 1999 to reduce outstanding borrowings under Nextel's revolving credit facility with the remainder reflected in cash and cash equivalents available to fund capital expenditures, investments, working capital needs and for general corporate purposes.

                                                                 SEPTEMBER 30, 1998
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Cash, cash equivalents and marketable securities............  $   343,082   $   877,401
                                                              ===========   ===========
Current portion of long-term debt...........................  $     5,292   $     5,292
                                                              ===========   ===========
Long-term debt:
  11.5% Senior redeemable discount notes due 2003...........  $    35,811   $    35,811
  9.75% Senior redeemable discount notes due 2004...........    1,087,455     1,087,455
  10.125% Senior redeemable OneComm discount notes due
     2004...................................................      331,576       331,576
  12.25% Senior redeemable Dial Page discount notes due
     2004...................................................        7,274         7,274
  10.25% Senior redeemable Dial Page discount notes due
     2005...................................................       90,038        90,038
  13.0% Senior redeemable Nextel International discount
     notes due 2007.........................................      594,642       594,642
  10.65% Senior redeemable discount notes due 2007..........      557,290       557,290
  9.75% Senior redeemable discount notes due 2007...........      765,727       765,727
  9.95% Senior redeemable discount notes due 2008...........    1,064,360     1,064,360
  12.125% Senior redeemable Nextel International discount
     notes due 2008.........................................      427,758       427,758
  Notes.....................................................           --       295,734
  Domestic bank credit facility, interest payable quarterly
     at an adjusted rate calculated either on the prime rate
     or LIBOR (7.94% to 8.84%)..............................    2,217,000     2,317,000
  Nextel International bank credit facility, interest
     payable quarterly at an adjusted rate calculated either
     on the prime rate or LIBOR
     (9.44% to 9.5%)........................................       52,000        52,000
  Nextel International vendor credit facility, interest
     payable quarterly at 2.5% over the prime rate (10.41%
     to 11.0%)..............................................       98,414        98,414
  Other.....................................................        5,909         5,909
                                                              -----------   -----------
          Total long-term debt..............................    7,335,254     7,730,988
Series D Exchangeable Preferred Stock, Mandatorily
  Redeemable 2009...........................................      582,389       582,389
Series E Exchangeable Preferred Stock, Mandatorily
  Redeemable 2010...........................................      804,269       804,269
Zero Coupon Convertible Preferred Stock due 2013............           --       150,000
Stockholders' equity:
     Preferred stock, Class A convertible redeemable,
      7,905,981 shares issued and outstanding...............      290,545       290,545
     Preferred stock, Class B convertible, 82 shares issued
      and outstanding.......................................           --            --
     Common stock, Class A, 268,896,065 shares issued and
      268,050,209 shares outstanding........................          269           269
     Common stock, Class B, non-voting convertible,
      17,830,000 shares issued and outstanding..............           18            18
     Paid-in capital........................................    4,382,961     4,382,961
     Accumulated deficit....................................   (4,029,850)   (4,029,850)
     Treasury shares, at cost, 845,856 shares (Class A
      common stock).........................................      (16,211)      (16,211)
     Deferred compensation, unrealized gain on investment
      and other.............................................      (21,475)      (21,475)
                                                              -----------   -----------
          Total stockholders' equity........................      606,257       606,257
                                                              -----------   -----------
               Total capitalization.........................  $ 9,328,169   $ 9,873,903
                                                              ===========   ===========

VI.  THE EXCHANGE OFFER

  A.  PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On November 4, 1998, Nextel sold $300.0 million in principal amount at maturity of the outstanding notes in a private placement through Morgan Stanley & Co. Incorporated to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933, and to limited persons outside the United States. In connection with the sale of the outstanding notes, Nextel and Morgan Stanley & Co. Incorporated entered into a registration rights agreement, dated as of November 4, 1998. Under that agreement, Nextel must, among other things, use its best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under the Securities Act of 1933. Upon the effectiveness of that registration statement, Nextel must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on Nextel's books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

     Nextel is making the exchange offer to comply with its obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to Nextel, among other things, that:

     - the exchange notes being acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes,

     - neither you nor any other person is engaging in or intends to engage in a distribution of those exchange notes,

     - neither you nor any other person has an arrangement or understanding with any third person to participate in the distribution of the exchange notes, and

     - neither you nor any other person is an affiliate of Nextel. An affiliate is any person who "controls or is controlled by or is under common control with" Nextel.

  B.  RESALE OF THE EXCHANGE NOTES

     Based on a previous interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), Nextel believes that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of Nextel, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the representations set forth in "-- Purpose and Effect of the Exchange Offer" apply to you.

     If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that Nextel's belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws may incur liability under these laws. Nextel does not assume or indemnify you against this liability.

     The exchange offer is not being made to, nor will Nextel accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, Nextel has agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933.

     Nextel is obligated to deal with only one entity representing the broker-dealers participating in the exchange offer, which is Morgan Stanley & Co. Incorporated unless it elects not to act as the representative of the broker-dealers. Any holder that is a broker-dealer participating in the exchange offer must notify Morgan Stanley & Co. Incorporated at the telephone number set forth in the enclosed Letter of Transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Among other things, Morgan Stanley & Co. Incorporated is required to confirm with Nextel on a weekly basis that the prospectus is available. In addition, broker-dealers participating in the exchange offer will be required to confirm this availability with Morgan Stanley & Co. Incorporated on a weekly basis. Under the registration rights agreement, Nextel is not required to amend or supplement the prospectus for a period exceeding 90 days after the expiration date of the exchange offer, except in limited circumstances where Nextel suspends use of the registration statement. Nextel has not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See "IX. Plan of Distribution."

  C.  TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, Nextel will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the day the exchange offer expires.

     As of the date of this prospectus, $300.0 million in principal amount at maturity of the notes are outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer prior to the expiration date of the exchange offer to participate.

     The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

     Nextel intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "-- Consequences of Failure to Exchange."

     Nextel will be deemed to have accepted validly tendered outstanding notes when, as and if Nextel will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Nextel. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "-- Procedures for Tendering."

     Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. Nextel will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See
"-- Fees and Expenses."

  D.  EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time on
                    , 1999, unless Nextel, in its sole discretion, extends the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. Nextel may, in its sole discretion, extend the expiration date of, or terminate, the exchange offer.

     To extend the exchange offer, Nextel must notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

     Nextel reserves the right:

     - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" are not satisfied by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

     Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If Nextel amends the exchange offer in a manner that constitutes a material change, Nextel will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Nextel will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the five to ten business day period.

     Without limiting the manner in which Nextel may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, Nextel will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the exchange offer, Nextel will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "-- Conditions" below. For purposes of the exchange offer, Nextel will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if Nextel will have given oral or written notice of its acceptance to the exchange agent.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that Nextel reserves the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws such previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder thereof.

  E.  CONDITIONS

     Without regard to other terms of the exchange offer, Nextel will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in Nextel's reasonable judgment, might materially impair the ability of Nextel to proceed with the exchange offer;

     - the Staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in Nextel's reasonable judgment, might materially impair the ability of Nextel to proceed with the exchange offer; or

     - any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval Nextel will, in its reasonable judgment, deem necessary for the consummation of the exchange offer.

     If Nextel determines that any of these conditions are not satisfied, Nextel may

     - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company,

     - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes, or

     - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, Nextel will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Nextel will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

  F.  PROCEDURES FOR TENDERING

     To tender in the exchange offer, you must complete, sign and date an original or facsimile Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal to the exchange agent prior to the expiration date of the exchange offer. In addition, either:

     - certificates for the outstanding notes must be received by the exchange agent, along with the Letter of Transmittal, or

     - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, which the exchange agent must receive prior to the expiration date of the exchange offer, or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the Letter of Transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration of the exchange offer.

     If you tender your outstanding notes and do not withdraw them prior to the expiration date of the exchange offer, you will be deemed to have an agreement with Nextel in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO NEXTEL. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, prior to completing and executing the Letter of Transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or

     - for the account of an eligible institution.

In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - commercial bank,

     - trust company having an office or correspondent in the United States or

     - eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

     If the Letter of Transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and unless Nextel waives evidence satisfactory to Nextel of their authority to so act must be submitted with the Letter of Transmittal.

     Nextel will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in its sole discretion. All of these determinations by Nextel will be final and binding. Nextel reserves the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes Nextel's acceptance of which would, in the opinion of counsel for Nextel, be unlawful. Nextel also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Nextel's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time Nextel determines. Although Nextel intends to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither Nextel, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date of the exchange offer.

     In addition, Nextel reserves the right, in its sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under "-- Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "-- Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

  G.  BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust

Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

  H.  GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the Letter of Transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - The tender is made through an eligible institution;

     - Prior to the expiration date of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the Letter of Transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

     - The exchange agent receives the properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

  I.  WITHDRAWAL OF TENDERS

     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn,

     - be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender, and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

     Nextel will determine all questions as to the validity, form, and eligibility of the notices, whose determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly retendered.

     Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date of the exchange offer.

  J.  TERMINATION OF CERTAIN RIGHTS

     All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to Nextel's duty:

     - to keep the registration statement effective until the closing of the exchange offer and, for a period not to exceed 90 days after the expiration date of the exchange offer, and

     - to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Notes."

  K.  EXCHANGE AGENT

     Harris Trust and Savings Bank has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the Letter of Transmittal, and requests for copies of the Notice of Guaranteed Delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

      By Hand or Overnight Courier:            By Registered or Certified Mail:
      Harris Trust and Savings Bank              Harris Trust and Savings Bank
  c/o Harris Trust Company of New York       c/o Harris Trust Company of New York
             88 Pine Street                              P.O. Box 1010
               19th Floor                             Wall Street Station
        New York, New York 10005                 New York, New York 10268-1010

            By Telephone (to confirm receipt of facsimile):(212) 701-7624

            By Facsimile (for Eligible Institutions only): (212) 701-7636

  L.  FEES AND EXPENSES

     Nextel will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of Nextel and its affiliates.

     Nextel has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. Nextel, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

     Nextel estimates that its cash expenses in connection with the exchange
offer will be approximately $               . These expenses include
registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

     Nextel will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

     - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the Letter of Transmittal, or

     - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

  M.  CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

     - to Nextel or any subsidiary thereof;

     - to a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act of 1933;

     - pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder, if available;

     - to "Institutional Accredited Investors" in a transaction exempt from the registration requirements of the Securities Act of 1933; or

     - pursuant to an effective registration statement under the Securities Act of 1933, and, in each case, in accordance with all other applicable securities laws.

  N.  ACCOUNTING TREATMENT

     For accounting purposes, Nextel will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in Nextel's accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

VII.  THE EXCHANGE NOTES

     The outstanding notes were, and the exchange notes will be, issued under the indenture, dated as of November 4, 1998 between Nextel, as issuer, and Harris Bank and Trust, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the indenture, including the definitions of terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

  A.  GLOSSARY OF DEFINED TERMS

     The following is a glossary of defined terms used in the indenture. Reference is made to the terms of the notes and indenture for the full definitions of all terms, including those below, as well as any other capitalized terms used in this prospectus for which no definition is provided.

     Whenever the notes or the indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, the calculation will be made as if the transactions or events occurred on the first day of such period, unless otherwise specified. All accounting terms not otherwise defined in the notes or the indenture have the meanings ascribed to them in accordance with generally accepted accounting principles. Except as otherwise expressly provided in the notes or the indenture, the term "generally accepted accounting principles," with respect to any computation required or permitted by the notes or the indenture means such accounting principles as are generally accepted at the date of the computation.

     "ACQUIRED DEBT" means Debt of a Person existing at the time the Person becomes a Restricted Subsidiary or assumed by Nextel or a Restricted Subsidiary in connection with the acquisition of assets from the Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person. "Affiliate" will be deemed to include, but only for purposes of the "Transactions with Affiliates" covenant and without limiting the application of the preceding sentence for the purpose of that or any other section, any Person owning, directly or indirectly,

     (1) 10% or more of Nextel's outstanding common stock or

     (2) securities having 10% or more of the total voting power of Nextel's Voting Stock.

     For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual will be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of that specified Person or of any other Person controlled by or under common control with that specified Person.

     "ANNUALIZED OPERATING CASH FLOW" means, for any fiscal quarter, the Operating Cash Flow for the fiscal quarter multiplied by four.

     "AVERAGE LIFE" means, at any date of determination with respect to any Debt, the quotient obtained by dividing:

     (1) the sum of the products of:

          (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt, and

          (b) the amount of the principal payment,
by:

     (2) the sum of all the principal payments.

     "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (or any successor rules), including the provision of those rules that a person will be deemed to have beneficial ownership of all securities that person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership:

     (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder and

     (2) is not also then reportable on Schedule 13D or any successor schedule under the Securities Exchange Act of 1934.

     "BOARD RESOLUTION" means a copy of a resolution certified by the secretary or an assistant secretary of Nextel to have been duly adopted by the board of directors, unless the context specifically requires that the resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of those directors, and to be in full force and effect on the date of the certification and delivered to the Trustee.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under lease of, or other Debt arrangements conveying the right to use, real or personal property of that Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that Person determined in accordance with generally accepted accounting principles and the amount of those obligations will be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents, however designated, of stock of, or other ownership interests in, that Person.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (1) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations thereunder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Nextel; provided that no Change of Control will be deemed to occur pursuant to this clause (1):

          (a) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of those debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

          (b) if the person is a corporation:

             - that is not, and does not have any outstanding debt securities that are, rated by Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of the event, which period will be extended up to an additional 90 days for as long as any rating agency has publicly announced that the corporation or debt thereof will be rated, unless after that date, but during that period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (a) above, and

             - that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of that event, has Total Common Equity of at least $10 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of the person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of "Total Common Equity"; or

     (2) Nextel consolidates with, or merges with or into, another Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Nextel, in any event pursuant to a transaction in which the outstanding Voting Stock of Nextel is converted into or exchanged for cash, securities or other property, other than any transaction where:

          (a) the outstanding Voting Stock of Nextel is converted into or exchanged for:

             - Voting Stock, other than Redeemable Stock, of the surviving or transferee Person, or

             - cash, securities and other property in an amount that could be paid by Nextel as a Restricted Payment under the Senior Notes Indenture, and

          (b) immediately after the transaction no person is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control will be deemed to occur under this clause (2),

             - if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of the debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

             - if the surviving or transferee Person or other person is a corporation

                - that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of that event, which period will be extended up to an additional 90 days for as long as any rating agency has publicly announced that the corporation or debt thereof will be rated, unless after that date, but during the period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in the clause above, and

                - that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of the event, has Total Common Equity of at least $10 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of that person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of "Total Common Equity"; or

     (3) during any consecutive two-year period, individuals who at the beginning of that period constituted the board of directors, together with any directors who are members of the board of directors on the date hereof and any new directors whose election by that board of directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office.

     Any event that would constitute a Change of Control pursuant to clause (1) or (2) above:

     - but for the provision thereto will not be deemed to be a Change of Control until the time, if any, as the conditions described in that provision cease to have been met, and

     - if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of Nextel to, or merger or consolidation of Nextel with, any Person, any such transaction, a "Restructuring Transaction", effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (1) of the definition of the term "Permitted Transactions" will not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith, the "Restructuring Closing", were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel would remain, immediately after the Restructuring Closing (and after taking into account all issuances of securities in the Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel (or the surviving transferee Person, as the case may be). Immediately after any transaction or combination of transactions described in this bulleted point, no person may be the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of Nextel, or the surviving transferee Person, as the case may be, unless the person was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel immediately before the transaction or combination of transactions.

     "CLOSING DATE" means November 4, 1998, the date on which the outstanding notes were originally issued under the indenture.

     "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no reported sale takes place on the day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if no shares of Capital Stock are listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if no shares Capital of Stock are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, but the issuer is a Foreign Issuer, as defined in Rule 3b-4(b) under the Securities Exchange Act of 1934, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act of 1933, the average of the reported closing bid and asked prices regular way on the principal exchange, or, if no shares are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet the requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that may be selected by Nextel for that purpose.

     "CODE" means the Internal Revenue Code and the rules and regulations thereunder.

     "COMMON STOCK" of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of that Person, to shares of Capital Stock of any other class of that Person.

     "CONSOLIDATED ADJUSTED NET INCOME" and "CONSOLIDATED ADJUSTED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for the period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication:

     (1) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

     (2) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

     (3) any after-tax gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

     (4) any foreign exchange gain or loss,

     (5) all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

     (6) any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

     (7) the net income or loss of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of that transaction and

     (8) all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person.

     "CONSOLIDATED ADJUSTED NET INCOME (LOSS)" means, for any period, Nextel's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for the period, as applicable.

     "CONSOLIDATED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO" means, as at any date of determination, the ratio of:

     (1) the aggregate amount of Debt of Nextel and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination, to

     (2) the Annualized Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel.

     "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt, including amortization of original issue discount and non-cash interest payments and accruals, the interest component in respect of Capital Lease Obligations and any deferred payment obligations of the Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs, including amortizations of discounts, associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock.

     "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for that period, all as determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating that net income or net loss, as the case may be, by excluding without duplication:

     (1) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

     (2) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

     (3) any after-tax gain or loss on the repurchase or redemption of any securities including in connection with the early retirement or defeasance of any Debt,

     (4) any foreign exchange gain or loss,

     (5) all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

     (6) any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

     (7) the net income (or loss) of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of the transaction,

     (8) all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person, and

     (9) the net income, but not net loss, of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to Nextel, but only to the extent of the restrictions.

     "CONSOLIDATED NET INCOME (LOSS)" means, for any period, Nextel's Consolidated Net Income or Consolidated Net Loss for the period, as applicable.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of the Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of the Person. With respect to Nextel, no effect will be given to adjustments following the Closing Date to the accounting books and records of Nextel in accordance with Accounting Principles Board Opinions Nos. 16 and 17, or successor opinions thereto, or otherwise resulting from the acquisition of control of Nextel by another Person.

     "CONSOLIDATION" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Nextel, if and to the extent that the accounts of each Restricted Subsidiary would normally be consolidated with those of Nextel in accordance with generally accepted accounting principles; provided, however, that "Consolidation" does not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Nextel or any Restricted Subsidiary in any Unrestricted Subsidiary accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "CREDIT FACILITY" means any credit facility, whether a term or revolving loan, of the type customarily entered into with banks, between Nextel and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand, including any renewals, refundings, extensions or replacements of any such credit facility, which credit facility is designated by Nextel as a "Credit Facility" for purposes of the Senior Notes Indenture, and will include all those credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $3,000,000,000.

     "DEBT" means, without duplication, with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent,

     (1) every obligation of that Person for money borrowed,

     (2) every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

     (3) every reimbursement obligation of that Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that Person,

     (4) every obligation of that Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith,

     (5) every Capital Lease Obligation of that Person,

     (6) the maximum fixed redemption or repurchase price of Redeemable Stock of that Person at the time of determination, plus accrued but unpaid dividends,

     (7) every obligation of that Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of that Person, and

     (8) every obligation of the type referred to above of another Person and all dividends of another Person the payment of which, in either case, that Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of that Debt less the unamortized portion of the original issue discount of that Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on the Debt will be deemed not to be "Debt."

     "DEFAULT" means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "DIGITAL MOBILE" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the offering memorandum, dated as of October 28, 1998, relating to the original issuance of the notes.

     "DIGITAL MOBILE-SMR OPERATING CASH FLOW" means, for any fiscal quarter,

     (1) the net income or loss, as the case may be, of Nextel and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for that fiscal quarter, plus

     (2) depreciation and amortization charged with respect thereto for that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating net income or loss, by excluding

          (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

          (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

          (c) any gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

          (d) any foreign exchange gain or loss,

          (e) any other extraordinary, non-recurring or unusual items, and

          (f) all income or losses of Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting, except to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus

     (3) all amounts deducted in calculating net income or loss for that fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to that fiscal quarter, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "DIRECTED INVESTMENT" by Nextel or any of its Restricted Subsidiaries means any Investment for which the cash or property used for that Investment is received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after June 1, 1997 of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock, other than Redeemable Stock, designated by the board of directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business, including related activities and services, and is so designated and used at any time within 365 days after the receipt thereof. The aggregate amount of any Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of the cash or property received by Nextel on or after June 1, 1997 from any issuance and sale or capital contribution. Any proceeds from any issuance or sale may not be used for an Investment if the proceeds were, prior to being designated for use as a Directed
Investment:

     (1) used to make a Restricted Payment, or

     (2) used as the basis for the Incurrence of Debt under clause (1) of the "Limitation on Consolidated Debt" covenant unless and until the amount of any Debt:

          (a) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

          (b) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

          (c) has otherwise been repaid and, in the circumstances described in clauses (a) and (b), Nextel delivers to the Trustee a certificate confirming that the requirements of these clauses have been met.

     "DISINTERESTED DIRECTOR" means, with respect to any proposed transaction between Nextel and an Affiliate thereof, a member of the board of directors who is not an officer or employee of Nextel, would not be a party to, or have a financial interest in, the transaction and is not an officer, director or employee of, and does not have a financial interest in, that Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because that person holds Capital Stock of Nextel.

     "EXISTING SENIOR NOTES" means Nextel's outstanding 11 1/2% Senior Redeemable Discount Notes Due 2003, 9 3/4% Senior Redeemable Discount Notes Due 2004, 12 1/4% Senior Redeemable Discount Notes Due 2004, 10 1/4% Senior Redeemable Discount Notes Due 2005, 10 1/8% Senior Redeemable Discount Notes Due 2004, 10.65% Senior Redeemable Discount Notes Due 2007, 9 3/4% Senior Serial Redeemable Discount Notes Due 2007 and 9.95% Senior Redeemable Discount Notes Due 2008.

     "FAIR MARKET VALUE" means, for purposes of clause (1) of the "Limitation on Consolidated Debt" covenant, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination will be conclusive if evidenced by a Board Resolution; provided that:

     (1) the Fair Market Value of any security registered under the Securities Exchange Act of 1994 will be the average of the closing prices, regular way, of that security for the 20 consecutive trading days immediately preceding the sale of Capital Stock, and

     (2) in the event the aggregate Fair Market Value of any other property received by Nextel exceeds $10 million, the Fair Market Value of the property will be:

          (a) so long as a Fair Market Value determination of property is required to be made pursuant to the Certificate of Designation for the Series D Preferred Stock or pursuant to the terms of the Series D Debenture Indenture, or pursuant to the Certificate of Designation for the Series E Preferred Stock or pursuant to the terms of the Series E Debenture

          Indenture, the Fair Market Value as so determined, which will be set forth in an officer's certificate delivered to the Trustee, and

          (b) otherwise, such Fair Market Value will be determined in good faith by the Board of Directors, including a majority of the Disinterested Directors who are then members of the board of directors, which determination will be conclusive if evidenced by a board resolution.

     "FEBRUARY INDENTURE" means the indenture, dated February 11, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the February Notes.

     "FEBRUARY NOTES" means Nextel's 9.95% Senior Serial Redeemable Discount Notes due 2008.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of that Person guaranteeing any Debt of any other Person, the "primary obligor", in any manner, whether directly or indirectly, and including any obligation of that Person,

     (1) to purchase or pay, or advance or supply funds for the purchase or payment of, that Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of that Debt,

     (2) to purchase property, securities or services for the purpose of assuring the holder of that Debt of the payment of that Debt, or

     (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that Debt. "Guaranteed", "Guaranteeing" and "Guarantor" have meanings correlative to the foregoing. The Guarantee by any Person will not include endorsements by that Person for collection or deposit, in either case, in the ordinary course of business.

     "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur, by conversion, exchange or otherwise, assume, pursuant to a merger, consolidation, acquisition or other transaction, Guarantee or otherwise become liable in respect of that Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any Debt or other obligation on the balance sheet of that Person. "Incurrence" and "Incurred" have meanings correlative to the foregoing. A change in generally accepted accounting principles that results in an obligation of Person that exists at that time becoming Debt will not be deemed an Incurrence of that Debt; provided further, however, that the accretion of original issue discount on Debt will not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of Nextel will be deemed to have been Incurred at the time it becomes a Subsidiary.

     "INVESTMENT" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary. A transaction will not be an Investment to the extent it involves:

     (1) the issuance or sale by Nextel of its Capital Stock, other than Redeemable Stock, including options, warrants or other rights to acquire such Capital Stock, other than Redeemable Stock, or

     (2) a transfer, assignment or contribution by Nextel of shares of Capital Stock, or any options, warrants or rights to acquire Capital Stock, or all or substantially all of the assets of, any Unrestricted Subsidiary of Nextel to another Unrestricted Subsidiary of Nextel.

     "INVESTMENT GRADE" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

     "LICENSES" means SMR licenses granted by the FCC that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business.

     "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to the property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "MARKETABLE SECURITIES" means:

     (1) securities either issued directly or fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than six months,

     (2) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better, or the equivalent thereof, by S&P or Aaa or better, or the equivalent thereof, by Moody's, and

     (3) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

     "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and that ratings business has been transferred to a successor Person, the successor Person. If Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto has not been transferred to any successor Person, then "Moody's" means any other national recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that has been designated by Nextel by a written notice given to the Trustee.

     "OCTOBER INDENTURE" means the indenture dated October 22, 1997, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the October Notes.

     "OCTOBER NOTES" means Nextel's 9 3/4% Senior Serial Redeemable Discount Notes due 2007.

     "OFFER TO PURCHASE" means a written offer sent by Nextel by first class mail, postage prepaid, to each holder at his address appearing in the security register maintained by the Trustee on the date of the offer offering to purchase the notes at the purchase price specified in the offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the offer will specify an expiration date of the Offer to Purchase that will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase of notes within five Business Days after the Expiration Date. Nextel will notify the Trustee at least 15 days, or shorter period as is acceptable to the Trustee, prior to the mailing of the offer of Nextel's obligation to make an Offer to Purchase, and the offer will be mailed by Nextel or, at Nextel's request, by the Trustee, in the name and at the expense of Nextel. The offer will contain information concerning the business of Nextel and its Subsidiaries which, at a minimum, will include:

     (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee under the indenture, which requirements may be satisfied by delivery of the documents together with the offer,

     (2) a description of material developments in Nextel's business subsequent to the date of the latest of the financial statements referred to in clause (1), including a description of the events requiring Nextel to make the Offer to Purchase,

     (3) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring Nextel to make the Offer to Purchase, and

     (4) any other information required by applicable law to be included therein. The offer will contain all instructions and materials necessary to enable holders to tender their Notes pursuant to the Offer to Purchase. The offer will also state:

          (a) the section of the indenture under which the Offer to Purchase is being made;

          (b) the expiration date and the settlement date;

          (c) the aggregate principal amount at Stated Maturity of the outstanding notes offered to be purchased by Nextel pursuant to the Offer to Purchase;

          (d) the purchase price to be paid by Nextel for each $1,000 principal amount at Stated Maturity of notes accepted for payment, as specified pursuant to the indenture;

          (e) the holder may tender all or any portion of the notes registered in the name of that holder and that any portion of notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

          (f) the place or places where the notes are to be surrendered for tender under the Offer to Purchase;

          (g) that interest, if any, on any notes not tendered or tendered, but not purchased by Nextel under the Offer to Purchase, will continue to accrue;

          (h) that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase;

          (i) that each holder electing to tender notes pursuant to the Offer to Purchase will be required to surrender such notes at the place or places specified in the Offer prior to the close of business on the expiration date, the notes being, if Nextel or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Nextel and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing;

          (j) that holders will be entitled to withdraw all or any portion of the notes tendered if Nextel, or its Paying Agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at Stated Maturity of the notes the holder tendered, the certificate number of the notes the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (k) that Nextel will purchase all those notes duly tendered and not withdrawn under the Offer to Purchase; and

          (l) that in the case of any holder whose notes are purchased only in part, Nextel will execute, and the Trustee will authenticate and deliver to the holder of any notes without service charge, new notes of any authorized denomination as requested by such holders, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the notes so tendered.

     Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

     "OPERATING CASH FLOW" means, for any fiscal quarter,

     (1) Nextel's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for that fiscal quarter, plus

     (2) all amounts deducted in calculating Consolidated Adjusted Net Income
         (Loss) for that fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to that income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio:

          (a) any Person that is a Restricted Subsidiary on that date, or would become a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed to have been a Restricted Subsidiary at all times during that fiscal quarter,

          (b) any Person that is not a Restricted Subsidiary on that date, or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed not to have been a Restricted Subsidiary at any time during that fiscal quarter and

          (c) if Nextel or any Restricted Subsidiary have in any manner acquired, including through commencement of activities constituting the operating business, or disposed, including through termination or discontinuance of activities constituting that operating business, of any operating business during or subsequent to the most recently completed fiscal quarter, the calculation will be made on a pro forma basis on the assumption that the acquisition or disposition had been completed on the first day of the completed fiscal quarter.

     "OPERATING CASH FLOW TO CONSOLIDATED INTEREST EXPENSE RATIO" means, as at any date of determination, the ratio of:

     (1) the Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel, to

     (2) the Consolidated Interest Expense of Nextel and its Restricted Subsidiaries for the most recently completed fiscal quarter of Nextel.

     "PERMITTED DEBT" means:

     (1) any Debt, including Guarantees thereof, outstanding on the Closing Date, including the notes, and any accretion of original issue discount and accrual of interest with respect to that Debt;

     (2) any Debt outstanding under a Credit Facility;

     (3) any Vendor Financing Debt or any other Debt Incurred to finance the cost, including the cost of design, development, construction, improvement, installation or integration, of equipment, inventory or network assets acquired by Nextel or any of its Restricted Subsidiaries after the Closing Date;

     (4) Debt:

          (a) to Nextel, or

          (b) to any Restricted Subsidiary. Any event resulting in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any Debt, other than to Nextel or another Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of the Debt not permitted by this clause (4);

     (5) Debt:

          (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

          (b) under foreign currency hedge, interest rate swap or similar agreements, if such agreements:

             - are designed solely to protect Nextel or its Restricted
               Subsidiaries against fluctuations in foreign currency exchange rates or interest rates, and

             - do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

          (c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Nextel or any Restricted Subsidiary pursuant to those agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of that business, assets or Restricted Subsidiary for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds actually received by Nextel or any Restricted Subsidiary in connection with that disposition;

     (6) renewals, refundings or extensions of any Debt referred to in clause
         (1) or (3) above or Incurred pursuant to clause (2) of the "Limitation on Consolidated Debt" covenant and any renewals, refundings or extensions thereof, plus:

          (a) the amount of any premium reasonably determined by Nextel as necessary to accomplish the renewal, refunding or extension, and

          (b) the other fees and expenses of Nextel reasonably incurred in connection with the renewal, refunding or extension, provided that the renewal, refunding or extension will constitute Permitted Debt only:

             - to the extent that it does not result in an increase in the aggregate principal amount, or, if the Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than the lesser amount, of the Debt, except as permitted by clause (a) or (b) above, and

             - to the extent the renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended; and

     (7) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of Nextel;

     (8) Debt, in addition to Debt permitted under clauses (1) through (7) above, in an aggregate principal amount outstanding at any time not to exceed $450 million.

     "PERMITTED DISTRIBUTION" of a Person means:

     (1) the exchange by that Person of Capital Stock, other than Redeemable Stock, for outstanding Capital Stock;

     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of Nextel that is subordinate in right of payment to the notes, in exchange for, including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of, either

          (a) Capital Stock of Nextel, other than Redeemable Stock, or

          (b) Debt of Nextel that is subordinate in right of payment to the notes on subordination terms no less favorable to the holders of the notes in their capacities as such than the subordination terms, or other arrangement, applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), the new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value; and

     (3) dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of Nextel's Preferred Capital Stock that is authorized and designated on the Closing Date, that is, the Class A preferred stock, Class B preferred stock, Class C preferred stock, Series D Preferred Stock and Series E Preferred Stock of Nextel.

     "PERMITTED INVESTMENT" means any Investment in Marketable Securities.

     "PERMITTED TRANSACTION" means

     (1) any transaction pursuant to agreements, whether or not definitive, and regardless of whether binding or non-binding, existing on the Closing Date and described in or incorporated by reference into the offering memorandum, dated as of October 28, 1998, relating to the original issuance of the notes, and

     (2) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business, including related activities and services, of Nextel or any Restricted Subsidiary, provided

          (a) those transactions are in the ordinary course of business, and

          (b) that vendor does not beneficially own more than 50% of the voting power of the Voting Stock of Nextel.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED CAPITAL STOCK," as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of that Person.

     "REDEEMABLE STOCK" of any Person means any Capital Stock of that Person that by its terms or otherwise is

     (1) required to be redeemed prior to the Stated Maturity of the Notes,

     (2) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes, or

     (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the notes will not constitute Redeemable Stock if the "change of control" provisions applicable to that Capital Stock are no more favorable to the holders of that Capital Stock than the provisions contained in the "Change of Control" covenant described herein and that Capital Stock specifically provides that the Person will not repurchase or redeem any stock pursuant to that provision prior to Nextel's repurchase of those notes as are required to be repurchased pursuant to the "Change of Control" covenant described below; and further provided that the Series D Preferred Stock and the Series E Preferred Stock of Nextel will not be considered to constitute Redeemable Stock.

     "REQUIRED CONSENT" means except as otherwise expressly provided in the Senior Notes Indenture with respect to matters requiring the consent of each holder of the notes affected thereby,

     (1) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the notes for any action to

          (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or

          (b) consent to or waive, on behalf of the holders of all the notes, any past default and its consequences, and

     (2) with respect to all other actions requiring the consent of holders of the notes, the consent of either:

          (a) a majority in aggregate principal amount at Stated Maturity of the notes, or

          (b) a majority in aggregate principal amount at Stated Maturity of:

             - the notes,

             - the September Notes, if the holders of the September Notes are being requested to consent to the action with respect to the terms of the September Notes or the September Indenture,

             - the October Notes, if the holders of the October Notes are being requested to consent to the action with respect to the October Notes or the October Indenture,

             - the February Notes, if the holders of the February Notes are being requested to consent to the action with respect to the terms of the February Notes or the February Indenture and

             - any other issue of unsubordinated, unsecured notes issued by
               Nextel, if the notes or the indenture pursuant to which the notes were issued both

                - require the consent of the holders of the notes to such action
                  and

                - provide that the holders thereof will vote with the holders of the notes with respect to such action.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of Nextel, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the board of directors as, or otherwise deemed to be, a "Restricted Subsidiary" in accordance with the "Restricted Subsidiaries" covenant described below.

     "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services will cease rating debt securities having a maturity at original issuance of at least one year and the ratings business will have been transferred to a successor Person, any successor Person; provided, however, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto will not have been transferred to any successor Person, then "S&P" will mean any other nationally recognized rating agency, other than Moody's, that rates debt securities having a maturity at original issuance of at least one year and that will have been designated by Nextel by a written notice given to the Trustee.

     "SEPTEMBER INDENTURE" means the Indenture dated September 17, 1997, between Nextel and Harris Trust and Savings Bank, as Trustee, relating to the September Notes.

     "SEPTEMBER NOTES" means Nextel's 10.65% Senior Redeemable Discount Notes due 2007.

     "SERIES D DEBENTURE INDENTURE" means an indenture, having terms and conditions substantially as summarized in the confidential offering memorandum, dated July 16, 1997, prepared in connection with the original issuance by Nextel of shares of Series D Preferred Stock, pursuant to which exchange debentures may be issued by Nextel (the "Series D Exchange Debentures") in exchange for outstanding shares of Series D Preferred Stock.

     "SERIES D PREFERRED STOCK" means the 13% Series D Exchangeable Redeemable Preferred Stock of Nextel issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

     "SERIES E DEBENTURE INDENTURE" means an indenture, having terms and conditions substantially as summarized in that confidential offering memorandum, dated February 6, 1998, prepared in connection with the original issuance by Nextel of shares of Series E Preferred Stock, pursuant to which exchange debentures may be issued by Nextel, the "Series E Exchange Debentures" in exchange for outstanding shares of Series E Preferred Stock.

     "SERIES E PREFERRED STOCK" means the 11.125% Series E Exchangeable Redeemable Preferred Stock of Nextel issued on February 6, 1998 and any shares of Preferred Capital Stock issued in exchange therefore or as payment in kind dividends thereon.

     "SPECIALIZED MOBILE RADIO" or "SMR" means a mobile radio communications system that is operated as described in the offering memorandum, dated as of October 28, 1998, relating to the original issuance of the notes.

     "STATED MATURITY", when used with respect to any Debt security or any installment of interest thereon, means the date specified in the Debt security as the fixed date on which the principal of the Debt security or the installment of interest is due and payable.

     "SUBSIDIARY" of any Person means

     (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries thereof or

     (2) any other Person, other than a corporation in which the Person, or one or more other Subsidiaries of the Person or the Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "TOTAL COMMON EQUITY" of any Person means, as of any day of determination, and as modified for purposes of the definition of "Change of Control", the product of

     (1) the aggregate number of outstanding primary shares of common stock of the Person on the day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of that Person, and

     (2) the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day. If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (2) of the preceding sentence will be determined by the board of directors in good faith and evidenced by a board resolution.

     "TOTAL MARKET VALUE OF EQUITY" of Nextel means, as of any day of determination, the sum of

     (1) the product of

          (a) the aggregate number of outstanding primary shares of common stock of Nextel on the day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of Nextel, and

          (b) the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day, plus

     (2) the liquidation value of any outstanding shares of Preferred Capital Stock of Nextel on the day. If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (2) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     "TRADING DAY" with respect to a securities exchange or automated quotation system means a day on which the exchange or system is open for a full day of trading.

     "TRUSTEE" means the trustee under the indenture.

     "UNRESTRICTED SUBSIDIARY" means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the "Restricted Subsidiaries" covenant described below.

     "VENDOR FINANCING DEBT" means any Debt owed to

     (1) a vendor or supplier of any property or materials used by Nextel or its Restricted Subsidiaries in their telecommunications business,

     (2) any Affiliate of such a vendor or supplier,

     (3) any assignee of a vendor, supplier or Affiliate of a vendor or supplier, or

     (4) a bank or other financial institution that has financed or refinanced the purchase of property or materials from that vendor, supplier, Affiliate of a vendor or supplier or assignee of a vendor or supplier; provided that the aggregate amount of Debt does not exceed the sum of

          (a) the purchase price of property or materials, including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of property or materials,

          (b) the cost of design, development, site acquisition and construction,

          (c) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and

          (d) the cost of any services provided by a vendor, supplier or Affiliate of a vendor or supplier.

     "VOTING STOCK" of any Person means Capital Stock of the Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of the Person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of Nextel means a Restricted Subsidiary all of the outstanding Capital Stock of which, other than directors' qualifying shares, will at the time be owned by Nextel or by one or more Wholly Owned Restricted Subsidiaries or by Nextel and one or more Wholly Owned Restricted Subsidiaries.

  B.  GENERAL

     The exchange notes will be general, unsecured obligations of Nextel, will be limited in aggregate principal amount to $300.0 million and will mature on November 1, 2008. The exchange notes will be issued in fully registered form only in denominations and integral multiples of $1,000. The exchange notes will be senior, unsecured indebtedness of Nextel, will rank equally in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including, without limitation, the indebtedness evidenced by the Existing Senior Notes, and will be senior in right of payment to all subordinated indebtedness of Nextel. The exchange notes will be effectively subordinated to all current and future indebtedness of Nextel's subsidiaries, including trade payables and other accrued liabilities. Substantially all of this subsidiary indebtedness presently is, and is expected to be, secured by the assets of Nextel's subsidiaries and/or guaranteed by Nextel and its subsidiaries.

     Principal of, premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At Nextel's option, interest may be paid by check mailed to the registered address of holders of the notes as shown on the register for the notes. The Trustee will initially act as Paying Agent and Registrar. Nextel may change any Paying Agent and Registrar without prior notice to holders of the notes. Holders of the notes must surrender notes to the Paying Agent to collect principal payments.

     Cash interest on the notes will be payable at a rate of 12% per year, semi-annually in arrears on each May 1 and November 1, commencing May 1, 1999 to holders of record of such notes at the close of business on the April 15 and October 15 next preceding the interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Closing Date. Cash interest will be computed on a basis of a 360-day year of twelve 30-day months. Some of Nextel's existing debt agreements restrict the ability of Nextel's subsidiaries to pay dividends to enable Nextel to pay interest on the notes.

     The notes are not subject to any sinking fund.

  C.  OPTIONAL REDEMPTION

     The notes may be redeemed at any time on or after November 1, 2003, at Nextel's option, in whole or in part, upon not less than 30 or more than 60 days' prior written notice mailed by first class mail to each holder's last address as it appears in the Security Register, at the redemption prices, expressed as a percentage of the principal amount thereof, set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning November 1 of each of the years set forth below.

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................   106.000%
2004..............................................   104.800
2005..............................................   103.600
2006..............................................   102.400
2007..............................................   101.200
2008..............................................   100.000

     In addition, in the event of one or more sales by Nextel on or prior to November 1, 2001 of at least $50 million of its Capital Stock, other than Redeemable Stock, Nextel may redeem up to a maximum of 35% of the original principal amount of the notes at a redemption price equal to 112.000% of their principal amount plus accrued and unpaid interest to the redemption date; provided that the redemption occurs within 180 days after consummation of any sale.

     SELECTION

     In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate; provided that no notes of $1,000 in principal amount or less shall be redeemed in part. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. A new note in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon cancellation of the original note.

  D.  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, Nextel will be required to make an Offer to Purchase to each holder of the notes to repurchase all or any part of the holder's notes at a cash purchase price equal to 101% of the principal amount of those notes, plus accrued and unpaid interest to the date of purchase. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 60 days and must comply with applicable securities laws.

     None of the provisions in the indenture relating to a purchase upon a Change of Control are waivable by the board of directors. Nextel could, in the future, enter into transactions, including recapitalizations of Nextel, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, Nextel would be obligated to offer to purchase outstanding shares of the Series D Preferred Stock and the Series E Preferred Stock, as well as to purchase all Debt which then would be entitled to receive a comparable offer to purchase by reason of the Change in Control, including, without limitation, the Existing Notes in addition to making an offer to repurchase the notes. There can be no assurance that Nextel would have sufficient funds to pay the purchase price for all notes that Nextel would be required to purchase if a Change of Control were to occur. In the event that Nextel were required to purchase outstanding notes pursuant to an Offer to Purchase, Nextel expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Nextel would be able to obtain the financing. In addition, Nextel's ability to purchase the notes may be limited by other then-existing agreements.

  E.  CERTAIN COVENANTS

     LIMITATION ON CONSOLIDATED DEBT

     Nextel will not, and will not permit any Restricted Subsidiary to, Incur any Debt, including Acquired Debt, other than Permitted Debt, unless

     (1) with respect to Debt Incurred under this clause (1), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds, or 80% of the Fair Market Value of property other than cash, received by Nextel after June 1, 1997 from the issuance and sale, other than a Restricted Subsidiary, of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock other than Redeemable Stock, other than

          (a) proceeds applied for use as a Directed Investment, unless the designation has been revoked by the Board of Directors and Nextel either abandons its plans to make the Investment or is able to make the Investment pursuant to the "Limitation on Restricted Payments" covenant, other than as a Directed Investment, and

          (b) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause 3(b) of the "Limitation on Restricted Payments" covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or

     (2) on the date of the Incurrence, after giving effect to the Incurrence of the Debt or Acquired Debt and the receipt and application of the net proceeds thereof, and, if the net proceeds of the new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of Nextel or a Restricted Subsidiary, to all terms of the acquisition, on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

     LIMITATION ON RESTRICTED PAYMENTS

     Nextel will not, directly or indirectly:

     (1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock, other than dividends or distributions payable solely in its Capital Stock, other than Redeemable Stock or in options, warrants or other rights to purchase any of the Capital Stock, other than Redeemable Stock;

     (2) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, any Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock;

     (3) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the notes; or

     (4) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment other than any Permitted Investment, in any Person, other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of the Investment;

     Each of the foregoing actions set forth in clauses (1) through (4), other than an action that is a Permitted Investment or a Permitted Distribution, is a "Restricted Payment," unless, at the time of the Restricted Payment, and after giving effect thereto:

     (1) no Default or Event of Default will have occurred and be continuing;

     (2) except with respect to Investments, after giving effect, on a pro forma basis, to the Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance the Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

     (3) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 will not exceed:

          (a) 50% of the Consolidated Net Income, or, in the case of a Consolidated Net Loss, minus 100% of that deficit, of Nextel for the period, taken as one accounting period from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

          (b) the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after February 15, 1994 of shares of its Capital Stock, except for Redeemable Stock, or any options, warrants or other rights to purchase that Capital Stock, except for Redeemable Stock, other than

             - except for purposes of determining whether an Investment under clause (4) above is permitted, shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Transaction and NTT transactions as defined and described in Nextel's prospectus, dated February 9, 1994, relating to Nextel's Senior Redeemable Discount Notes due 2004 and

             - shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, the proceeds of the issuance of which is used

                - to make a Directed Investment, unless the designation has been revoked by the board of directors and Nextel is able to make the Investment pursuant to this "Limitation on Restricted Payments" covenant, other than as a Directed Investment or

                - to Incur Debt under clause (1) of the "Limitation on
                  Consolidated Debt" covenant, unless and until the amount of any such Debt

                    - is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

                    - has been repaid or refinanced with the proceeds of Debt
                      Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

                    - has otherwise been repaid, plus

          (c) the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, after February 15, 1994 of any Capital Stock of Nextel, other than Redeemable Stock, or any options, warrants or other rights to purchase that Capital Stock, other than Redeemable Stock, upon the conversion of, or exchange for, Debt of Nextel or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment will be counted as a Restricted Payment for purposes of initial clause (3) above. In addition, the foregoing limitations do not prevent Nextel from

     (1) paying a dividend on Capital Stock of Nextel within 60 days after the declaration thereof if, on the date when the dividend was declared, Nextel could have paid the dividend in accordance with the provisions of the indenture,

     (2) repurchasing Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock from employees or former employees of Nextel or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year, with repurchases pursuant to this clause (2) not being counted as Restricted Payments for purposes of initial clause (3) above, or

     (3) the repurchase, redemption or other acquisition for value of Capital Stock of Nextel to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Nextel or any of its Subsidiaries from any governmental agency; or

     (4) Investments in Unrestricted Subsidiary Funding Company so long as

          (a) the Investments are invested in Nextel International, Inc. and

          (b) Nextel International, Inc. is a Subsidiary of Nextel.

     Notwithstanding the foregoing limitations in this "Limitation on Restricted Payments" covenant, Nextel will be permitted to make any Investment in a Person that is not, either before or after giving effect thereto, a Subsidiary of Nextel, provided that, immediately after giving effect thereto, the amount equal to

     (1) the aggregate amount of all Investments made pursuant to this paragraph minus

     (2) all cash received by Nextel or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of Nextel, of any Investment, or portion thereof, included in the aggregate amount, with the amount of cash to be counted for this purpose not to exceed the amount of the Investment, or portion thereof, so included, will not exceed the greater of

          (a) $250 million and

          (b) 2% of the Total Market Value of Equity of Nextel as of the time.

For purposes of determining the aggregate amount of Investments referred to in initial clause (1), the amount of any Investment will be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof, to the extent the portion constitutes an Investment, at the time the Investment is made, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all Investments previously made in the Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (1) of the immediately preceding paragraph, in each case to the extent the Investments would otherwise be so counted.

     For purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

     (1) the sum of

          (a) the principal amount or accreted value, whichever is less, of Debt on the date of the conversion or exchange and

          (b) the additional cash consideration, if any, received by Nextel upon the conversion or exchange, less any payment on account of fractional shares, minus

     (2) all expenses incurred in connection with the issuance or sale.

     In addition, for purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

     (1) the additional cash consideration, if any, received by Nextel upon the exercise, minus

     (2) all expenses incurred in connection with the issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then the Restricted Payment will be deemed to be an amount equal to the cash portion of the Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of the Restricted Payment, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     RESTRICTED SUBSIDIARIES

     Nextel will not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and will not itself, and will not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, unless, after giving effect to any action, the assets, not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, and business of Nextel and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of Nextel most recently completed prior to the date of the action.

     The board of directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of Nextel as a Restricted Subsidiary if, after giving effect to the action (and, if the designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of Nextel, after giving effect to all terms of the acquisition) on a pro forma basis, on the date of the action, the Debt, if any, of the Unrestricted Subsidiary or Person outstanding immediately prior to the designation would have been permitted to be Incurred, and will be deemed to have been Incurred, for all purposes of the indenture.

     Subject to the second preceding paragraph and compliance with the "Limitation on Restricted Payments" covenant, the board of directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

     The designation by the board of directors of a Restricted Subsidiary as an Unrestricted Subsidiary will, for all purposes of the "Limitation on Restricted Payments" covenant, including the second clause (2) thereof, be deemed to be a Restricted Payment of an amount equal to the fair market value of Nextel's ownership interest in the Subsidiary, including, without duplication, such indirect ownership interest in all Subsidiaries of the Subsidiary, as determined by the board of directors in good faith and evidenced by a Board Resolution.

     Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the board of directors may not designate a Subsidiary of Nextel to be an Unrestricted Subsidiary if, after that designation,

     (1) Nextel or any of its other Restricted Subsidiaries

          (a) provides credit support for, or a Guarantee of, any Debt of the Subsidiary, including any undertaking, agreement or instrument evidencing the Debt, or

          (b) is directly or indirectly liable for any Debt of such Subsidiary,

     (2) a default with respect to any Debt of such Subsidiary, including any right which the holders thereof may have to take enforcement action against the Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Debt of Nextel or any Restricted Subsidiary to declare a default on the other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or

     (3) the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The board of directors, from time to time, may designate any Person that is about to become a Subsidiary of Nextel as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and no Debt. Subsidiaries of Nextel that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The board of directors will not change the designation of a Subsidiary of Nextel more than twice in any period of five years.

     TRANSACTIONS WITH AFFILIATES

     Nextel will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, or series of related transactions with any Affiliate of Nextel on terms that are less favorable to Nextel or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not an Affiliate; provided, however, that this "Transactions with Affiliates" covenant will not limit, or be applicable to,

     (1) any transaction between Unrestricted Subsidiaries not involving Nextel or any Restricted Subsidiary,

     (2) any transaction between Nextel and any Restricted Subsidiary or between Restricted Subsidiaries or

     (3) any Permitted Transactions.

     In addition, any transaction or series of related transactions, other than Permitted Transactions, between Nextel or any Restricted Subsidiary and any Affiliate of Nextel, other than a Restricted Subsidiary, involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of Nextel's Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution. For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between Nextel or any Restricted Subsidiary and an Affiliate of Nextel that is approved by a majority of the Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution will be deemed to be on terms as favorable as those that might be obtained at the time of the transaction, or series of transactions, from a Person that is not an Affiliate and thus will be permitted under this covenant.

     ACTIVITIES OF NEXTEL AND RESTRICTED SUBSIDIARIES

     Nextel will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including those businesses, activities and services as Nextel and the Restricted Subsidiaries were engaged in on the Closing Date.

     PROVISION OF FINANCIAL INFORMATION

     Whether or not Nextel is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision, Nextel will file with the Commission the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) or any successor provision thereto if Nextel were subject thereto, the documents to be filed with the Commission on or prior to the respective dates by which Nextel would have been required to file them. Nextel will also in any event:

     (1) within 15 days of each Required Filing Date

          (a) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to those holders, and

          (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Nextel were subject thereto and

     (2) if filing the documents by Nextel with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of the documents to any prospective holder.

     The Trustee's receipt of the reports, information and documents will not constitute constructive notice of any information contained in or determinable from information in the applicable report or document.

     MERGER, SALE OF ASSETS, ETC.

     Nextel

     (1) will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and

     (2) will not permit any of its Restricted Subsidiaries to enter into any transaction or series of transactions if the transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of Nextel and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (1) or
         (2), at the time and after giving effect thereto

          (a) either:

             - if the transaction or series of transactions is a consolidation of Nextel with or a merger of Nextel with or into any other Person, Nextel will be the surviving Person of the merger or consolidation, or

             - the Person formed by any consolidation with or merger with or into Nextel, or to which the properties and assets of Nextel or Nextel and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred, any surviving Person or transferee Person referred to in this clause being the "Surviving Entity", will be a corporation, partnership or trust organized and existing under the laws of the United States, any state or the District of Columbia and will expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Nextel under the notes and the indenture and, in each case, the indenture, as so supplemented, will remain in full force and effect, and

          (b) immediately before and immediately after giving effect to the transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of the transaction or series of transactions), no Default or Event of Default will have occurred and be continuing, and

          (c) the Consolidated Net Worth of Nextel or the Surviving Entity, as the case may be, will be equal to or greater than that of Nextel immediately prior to the transaction or series of transactions; provided, however, that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, Nextel will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that the consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof, required under second bullet point under clause (a) of the preceding paragraph, comply with the requirements of the indenture and an opinion of counsel stating that the conditions of the indenture have been complied with. Each Officers' Certificate will set forth the manner of determination of the Consolidated Net Worth in accordance with clause (c) of the preceding paragraph.

     For all purposes of the indenture and the notes, including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted Subsidiaries" covenants, Subsidiaries of any Surviving Entity will, upon the transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of Nextel and its Subsidiaries immediately prior to the transaction or series of transactions will be deemed to have been Incurred upon the transaction or series of transactions.

  F.  EVENTS OF DEFAULT

     The following will be Events of Default under the indenture:

     (1) failure to pay principal of, or premium, if any, on, any notes when due;

     (2) failure to pay any interest on any notes when due, continued for 30 days;

     (3) default in the payment of principal of, and premium and interest, if any, on the notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" when due and payable, or failure to make an Offer to Purchase as required thereunder;

     (4) failure to perform or comply with the provisions described under "Merger, Sale of Assets, Etc.";

     (5) failure to perform any other covenant or agreement of Nextel under the indenture or the notes continued for 60 days after written notice to Nextel by the Trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

     (6) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Debt of Nextel or any Restricted Subsidiary having an outstanding principal amount of at least $25.0 million, individually or in the aggregate;

     (7) the rendering of a final judgment or judgments against Nextel or any Restricted Subsidiary in an amount in excess of $25.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

     (8) some events of bankruptcy, insolvency or reorganization affecting Nextel or any Restricted Subsidiary.

     If an Event of Default (other than an Event of Default described in clause
(8) above) will occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding notes may accelerate the principal amount of all the notes; provided however that after the acceleration, but before a judgment or decree based on acceleration, the holders by Required Consent may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of the principal amount of the notes, have been cured or waived as provided in the indenture. If an Event of Default specified in clause (8) above occurs, the principal amount of the outstanding notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the Trustee reasonable security or indemnity. Subject to the provisions for the indemnification of the Trustee, the holders by Required Consent will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder will have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding notes will have made written request, and offered reasonable security or indemnity, to the Trustee to institute the proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount at Stated Maturity of the outstanding notes a direction inconsistent with the request and will have failed to institute the proceeding within 60 days. However, those limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, premium and interest, if any, on the note on or after the respective due dates expressed in the note.

     Nextel will be required to furnish to the Trustee annually a statement as to the performance by it of some of its obligations under the indenture and as to any default in the performance.

  G.  DEFEASANCE AND COVENANT DEFEASANCE

     Nextel may elect, at its option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of some restrictive covenants in the indenture, applied to the outstanding notes, as a whole and not in part.

     Defeasance and Discharge. Upon Nextel's exercise of its option to have the provisions relating to defeasance and discharge applied to the outstanding notes, Nextel will be discharged from all its obligations with respect to the notes, except for some obligations to:

        - exchange or register the transfer of the notes,

        - replace stolen, lost or mutilated notes,

        - maintain paying agencies and

        - hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the notes of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities thereof in accordance with the terms of the indenture and the notes. This defeasance or discharge may occur only if, among other things, Nextel has delivered to the Trustee an opinion of counsel to the effect that Nextel has received from, or there has been published by, the Internal Revenue Service, the "IRS", a ruling, or there has been a change in tax law, in either case to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. Upon Nextel's exercise of its option to defease some restrictive covenants applied to the outstanding notes, Nextel may omit to comply with some restrictive covenants, including those described under "Covenants" and clause (2)(c) under "Merger, Sale of Assets, Etc.," and the occurrence of some Events of Default, which are described above in clause (4), with respect to clause (2)(c)), clause (5), with respect to the restrictive covenants, clause (6) and clause (7) under "Events of Default," will be deemed not to be or result in an Event of Default, in each case with respect to the notes. Nextel, in order to exercise the option, will be required to deposit, in trust for the benefit of the holders of the notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities thereof in accordance with the terms of the indenture and the notes. Nextel will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of some obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event Nextel exercised this option with respect to the outstanding notes and these notes were declared due and payable prior to their Stated Maturity because of the occurrence of any Event of Default or become payable on any redemption date at the option of Nextel, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the notes upon the acceleration or redemption. In this case, Nextel would remain liable for the payments.

  H.  MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by Nextel and the Trustee with Required Consent; provided, however, that no such modification or amendment may, without the consent of each holder of the notes affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

     (2) reduce the principal amount of, premium, if any, or interest on, any note,

     (3) change the place or currency of payment of principal or premium, if any, or interest on, any note,

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any note,

     (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

     (6) waive a default in the payment of principal of, premium, if any, or interest on, the notes,

     (7) reduce the percentage of aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with provisions of the indenture or for waiver of defaults or

     (8) following the mailing of an Offer to Purchase, modify the provisions of the indenture with respect to the Offer to Purchase in a manner adverse to those holders.

  I. NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     There will be no recourse against any incorporator or past, present or future stockholder, officer, director, employee or controlling person of Nextel for the payment of the principal of, premium, if any, or interest on, any of the notes, or

        - for any claim and no recourse under or upon any obligation, covenant or agreement of Nextel contained in the indenture or

        - in any of the notes, or

        - because of the creation of any Debt represented thereby. Each holder, by accepting the notes, waives and releases all the liability.

  J.  CONCERNING THE TRUSTEE

     Except during the continuance of an Event of Default, the Trustee will perform only those duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise of these rights and powers as a prudent person would exercise under the circumstances in the conduct of the person's own affairs.

     The indenture and provisions of the Trust Indenture Act, incorporated by reference in the indenture, contain limitations on the rights of the Trustee should it become a creditor of Nextel, to obtain payment of claims in some cases or to realize on property received by it in respect of any claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate the conflict or resign.

  K.  BOOK ENTRY; DELIVERY AND FORM

     The exchange notes will initially be issued in the form of one global certificate. The global exchange note will be deposited on the date of the consummation of the exchange offer with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee.

     Nextel understands that The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system is available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the global exchange note, The Depository Trust Company or the nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global exchange note for all purposes under the indenture. No beneficial owner of an interest in a global exchange note will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the indenture.

     Payments made with respect to a global exchange note will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner thereof. Nextel will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global exchange note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Nextel expects that The Depository Trust Company or its nominee, upon receipt of any payments made with respect to a global exchange note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global exchange note as shown on the records of The Depository Trust Company or its nominee. Nextel also expects that payments by participants to owners of beneficial interests in such global exchange note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. These payments will be the responsibility of the participants.

     Transfers between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in same-day funds.

     Although The Depository Trust Company is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global exchange note among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Nextel will have no responsibility for the performance by The Depository Trust Company or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

  L.  CERTIFICATED NOTES

     If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global exchange note and a successor depositary is not appointed by Nextel within 90 days, Nextel will issue a physical certificate for such notes in exchange for the global exchange note. In addition, if there is an Event of Default under the notes, The Depository Trust Company may exchange the global exchange note for certificated notes and distribute these certificated notes to its participants. Finally, beneficial owners whose interests are represented by the global exchange note may request a physical certificate.

VIII.  UNITED STATES FEDERAL TAX CONSEQUENCES

     The following is a summary of specified United States federal income tax consequences. In the case of Non-U.S. Holders, as defined below, this discussion summarizes the material United States federal income tax consequences of the exchange offer and of the purchase, ownership and disposition of the notes. In the case of U.S. Holders, as defined below, this discussion addresses only the United States federal income tax consequences of the exchange offer. This discussion does not purport to be a complete analysis of all of the potentially relevant tax effects. This summary is based on the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated under that Code, and administrative and judicial interpretations of the regulations, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

     This summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to holders of the notes in light of their particular circumstances or to holders of the notes subject to special rules, for example, banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons holding the notes as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or holders of the notes whose functional currency, as defined in
Section 985 of the Code, is not the United States dollar. Persons considering the purchase of the notes should consult with their own tax advisors about the application of the United States federal income tax laws to their particular situations as well as any tax consequences under the laws of any state, local or foreign jurisdiction.

     As used in this prospectus, the term "U.S. Holder" means a beneficial owner of notes that is, for United States federal income tax purposes:

     - a citizen or individual resident of the United States;

     - a corporation, or other entity treated as a corporation, created in or under the laws of the United States or of any state;

     - an estate the income of which is subject to United States federal income taxation regardless of its source;

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, including certain trusts in existence on August 20, 1996 and treated as United States persons prior to this date that timely elected to continue to be treated as United States persons; or

     - a partnership that is created or organized in or under the laws of the United States or of any state.

The term "Non-U.S. Holder" means any holder that is not a U.S. Holder.

     EXCHANGE OFFER

     The exchange of the outstanding notes for exchange notes should not be treated as a taxable transaction to U.S. Holders or to Non-U.S. Holders for United States federal income tax purposes. Rather, the exchange notes received should be treated as a continuation of the outstanding notes surrendered in exchange. As a result, there should be no material United States federal income tax consequences to U.S. Holders or to Non-U.S. Holders exchanging outstanding notes for exchange notes.

     OWNERSHIP AND DISPOSITION OF NOTES BY NON-U.S. HOLDERS

     Under present United States federal law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal, interest and premium, if any, on the notes by Nextel or its paying agent to any Non-U.S. Holder will not be subject to 30% United States federal withholding tax, provided that, in the case of interest,

           - the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Nextel entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to Nextel through stock ownership, and

           - the certification requirement set forth in Section 871(h) or
             Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

          (b) a Non-U.S. Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of that note, unless

           - the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and specific other conditions are met, or

           - the gain is effectively connected with the conduct by this Non-U.S. Holder of a trade or business in the United States; and

          (c) under Code Section 2105(b) with respect to United Stated federal estate tax law, a note held by an individual who is not a citizen or resident of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of that individual's death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Nextel entitled to vote and, at the time of that individual's death, payments with respect to the note would not have been effectively connected with the conduct by that individual of a trade or business in the United States.

     The certification requirement referred to in the second bullet point of paragraph (a) will be fulfilled if the beneficial owner of a note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address, and

           - that beneficial owner files a Form W-8 with the withholding agent or

           - in the case of a note held by securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holding the note on behalf of the beneficial owner, that financial institution files with the withholding agent a statement that it has received the Form W-8 from the holder and furnishes the withholding agent with a copy thereof. With respect to notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest and disposition proceeds paid with respect to a note after December 31, 1999, unless the foreign partnership has entered into a withholding agreement with the Internal Revenue Service, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

     If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of such trade or business, the Non-U. S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on interest and on any gain realized on the sale, exchange or disposition of a note on a net income basis in the same manner as if it were a United States person. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form 4224, or, after December 31, 1999, a Form W-8 to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest on any gain recognized an the sale, exchange or other disposition of a note will be included in the effectively connected earnings and profits of the Non-U.S. Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current United States federal income tax law, backup withholding tax of 31% will not apply to payments on a note if the certifications required by Sections 871(h) and 881(c) of the Code are received, provided in each case that the payor, including a bank or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or, in the case of payments made after December 31, 1999, a foreign partnership with specific connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining that exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

IX.  PLAN OF DISTRIBUTION

     Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for its own account in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. Nextel has agreed that for a period of 90 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale subject to the conditions described under "VI.B. The Exchange Offer -- Resale of the Exchange Notes."

     Nextel will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on the resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act of 1933. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Nextel has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the exchange notes and will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act of 1933.

X.  LEGAL MATTERS

     Jones, Day, Reavis & Pogue, Cleveland, Ohio, will pass upon the validity of the exchange notes for Nextel.

XI.  EXPERTS

     The consolidated financial statements and related financial statement schedules of Nextel incorporated in this prospectus by reference from Nextel's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

XII.  WHERE YOU CAN GET MORE INFORMATION

  A.  AVAILABLE INFORMATION

     Nextel files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the public reference facilities maintained by the Commission at:

     - The Commission's room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549

     - The Commission's regional offices at

          - 7 World Trade Center, 13th Floor, New York, New York 10048 and

          - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Nextel's filings are also available on the Commission's web site on the Internet at http://www.sec.gov.

     Nextel filed a registration statement with the Commission under the Securities Act of 1933 to register the exchange notes to be issued in the exchange offer. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and its exhibits. As a result, statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If Nextel filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

  B.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows Nextel to "incorporate by reference" information into this prospectus. This means Nextel can disclose information to you by referring you to another document filed by Nextel with the Commission. Nextel will make those documents available to you without charge upon request. Requests for those documents should be directed to Nextel Communications, Inc., 1505 Farm Credit Drive, McLean, Virginia 22102, Attention: Investor Relations, telephone: (703) 394-3500. This prospectus incorporates by reference the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 30, 1998;

     - Quarterly Reports on Form 10-Q for the quarters ended:

          - March 31, 1998, dated and filed with the Commission on May 13, 1998

          - June 30, 1998, dated and filed with the Commission on August 14,
            1998

          - September 30, 1998, dated and filed with the Commission on November 16, 1998;

     - Current Reports on Form 8-K:

          - dated and filed with the Commission on February 2, 1998

          - dated and filed with the Commission on February 12, 1998

          - dated August 13, 1998 and filed with the Commission on August 18,
            1998

          - dated October 28, 1998 and filed with the Commission on October 29, 1998

          - dated and filed with the Commission on December 18, 1998; and

     - Proxy Statement, dated as of May 14, 1998, filed with the Commission in definitive form on April 10, 1998, as amended and filed on April 20, 1998, with the Commission with respect to the information required by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Nextel is also incorporating by reference additional documents it may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange of the outstanding notes for the exchange notes. This additional information is a part of this prospectus from the date of filing of those documents.

     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The information relating to Nextel contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated in this prospectus by reference should be read in conjunction with documents filed with the Commission by Nextel International, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, as amended (the "Nextel Charter"), of Nextel Communications, Inc. ("New Nextel," and, together with "Old Nextel," its predecessor corporation of the same name, "Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws"), and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws, and the DGCL.

     Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

     Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit, or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

     On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

     One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the

Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the
Indemnitee:

          (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

          (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to
     Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of
     Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

     In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 21.  EXHIBITS.

     Pursuant to Item 601 of Regulation S-K, 17 C.F.R.
sec.229.601(b)(4)(iii)(A), Nextel has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Nextel. Nextel agrees to furnish copies of such instruments to the Commission upon request.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.1.1    --  Restated Certificate of Incorporation of Nextel (filed on
               July 31, 1995 as Exhibits No. 4.1.1 and 4.1.2 to Nextel's
               Post-Effective Amendment No. 1 on Form S-8 to Registration
               Statement No. 33-91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by
               reference).
  4.1.2    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of 13% Series D Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on July 21, 1997 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on July 21, 1997 and incorporated herein by reference).
  4.1.3    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of 11.125% Series E Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on February 12, 1998 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on February 11, 1998 (the "February 11 Form
               8-K") and incorporated herein by reference).
   4.2     --  Amended and Restated By-laws of Nextel (filed on July 31,
               1995 as Exhibit No. 4.2 to the Nextel S-8 Registration
               Statement and incorporated herein by reference).
  4.3.1    --  Indenture between Old Nextel and The Bank of New York, as
               Trustee, dated August 15, 1993 (the "August Indenture")
               (filed on December 23, 1993 as Exhibit 4.13 to Old Nextel's
               Registration Statement No. 33-73388 on Form S-4 and
               incorporated herein by reference).
  4.3.2    --  Form of Note issued pursuant to the August Indenture
               (included in Exhibit No. 4.3.1).
  4.3.3    --  Supplemental Indenture, dated as of June 30 1995, to the
               August Indenture between Nextel and The Bank of New York
               (filed on November 14, 1995 as Exhibit 4.1 to Nextel's
               Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1995 (the "November 14 Form 10-Q") and
               incorporated herein by reference).
  4.3.4    --  Second Supplemental Indenture, dated as of July 28, 1995, to the August Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Nextel and The Bank of
               New York (relating to the August Indenture) (filed on
               November 14, 1995 as Exhibit 4.3 to the November 14 Form
               10-Q and incorporated herein by reference).
  4.3.5    --  Third Supplemental Indenture, dated as of June 13, 1997, to the August Indenture between Nextel Communications, Inc. and
               The Bank of New York, as Trustee (filed on June 17, 1997 as
               Exhibit 4.1 to the Current Report on Form 8-K dated June 13,
               1997 (the "June 13 Form 8-K") and incorporated herein by
               reference).
  4.3.6    --  Fourth Supplemental Indenture, dated March 24, 1998, to the
               August Indenture between Nextel Communications, Inc. and The
               Bank of New York, as Trustee (filed on May 13, 1998 as
               Exhibit 4.3 to Nextel's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1998 (the "May 13 Form 10-Q")
               and incorporated herein by reference).
  4.4.1    --  Indenture between Old Nextel and the Bank of New York, as
               Trustee, dated as of February 15, 1994 (the "February
               Indenture") (filed on March 1, 1994 as Exhibit 4.1 to Old
               Nextel's Current Report on Form 8-K dated February 16, 1994 and incorporated herein by reference).
  4.4.2    --  Form of Note issued pursuant to the February Indenture
               (included in Exhibit 4.4.1).
  4.4.3    --  Supplemental Indenture dated as of June 30, 1995 to the
               February Indenture between Old Nextel and The Bank of New
               York (filed on November 14, 1995 as Exhibit 4.2 to the
               November 14 Form 10-Q and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.4.4    --  Second Supplemental Indenture, dated as of July 28, 1995, to the February Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Old Nextel and The Bank
               of New York (relating to the February Indenture) (filed on
               November 14, 1995 as Exhibit 4.4 to the November 14 Form
               10-Q and incorporated herein by reference).
  4.4.5    --  Third Supplemental Indenture, dated as of June 13, 1997, to the February Indenture between Nextel Communications, Inc., and The Bank of New York, as Trustee (filed on June 17, 1997 as Exhibit 4.2 to the June 13 Form 8-K and incorporated
               herein by reference).
  4.5.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of January 13, 1994, between OneComm Corporation
               (formerly called CenCall Communications Corp.) and The Bank of New York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit 99.2 to Nextel's Registration Statement No.
               33-93182 on Form S-4 (the "OneComm S-4 Registration
               Statement") and incorporated herein by reference).
  4.5.2    --  Form of Note issued pursuant to the OneComm Indenture
               (included in Exhibit 4.5.1).
  4.5.3    --  Supplemental Indenture, dated as of June 30, 1995, to the
               OneComm Indenture between OneComm Corporation (formerly
               called CenCall Communications Corp.) and The Bank of New
               York (filed on November 14, 1995 as Exhibit 10.12 to the
               November 14 Form 10-Q and incorporated herein by reference).
  4.5.4    --  Second Supplemental Indenture, dated as of July 28, 1995, to the OneComm Indenture between Nextel (formerly known as
               ESMR, Inc.), as successor to OneComm Corporation and The
               Bank of New York (filed on November 14, 1995 as Exhibit
               10.13 to the November 14 Form 10-Q and incorporated herein by reference).
  4.5.5    --  Third Supplemental Indenture, dated as of June 13, 1997, to the OneComm Indenture between Nextel and The Bank of New
               York (filed on June 17, 1997 as Exhibit 4.5 to the June 13
               Form 8-K and incorporated herein by reference).
  4.6.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of April 25, 1994, between Dial Call
               Communications, Inc. and The Bank of New York (the "Dial
               Call 2004 Indenture") (filed on June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and incorporated herein by reference).
  4.6.2    --  Form of Note issued pursuant to the Dial Call 2004 Indenture
               (included in Exhibit 4.6.1).
  4.6.3    --  Supplemental Indenture, dated as of August 7, 1995, to the
               Dial Call 2004 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.3 to the Nextel's Registration Statement No.
               33-80021 on Form S-4 (the "Dial Page S-4 Registration
               Statement") and incorporated herein by reference).
  4.6.4    --  Second Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Dial Page, Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.26 to Nextel's
               Annual Report on Form 10-K for the year ended December 31,
               1995 (the "1995 Form 10-K") and incorporated herein by
               reference).
  4.6.5    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.6.6    --  Fourth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2004 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.3 to the June
               13 Form 8-K and incorporated herein by reference).
  4.6.7    --  Fifth Supplement Indenture, dated March 24, 1998, to the
               Dial Call 2004 Indenture between Nextel and The Bank of New
               York (filed on May 13, 1998 as Exhibit 4.4 to the May 13
               Form 10-Q and incorporated herein by reference).
  4.7.1    --  Indenture for Senior Discount Notes due 2005, dated as of
               December 22, 1993, between Dial Call Communications, Inc.
               and The Bank of New York (the "Dial Call 2005 Indenture")
               (filed as Exhibit 99.3 to the OneComm S-4 Registration
               Statement and incorporated herein by reference).
  4.7.2    --  Form of Note issued pursuant to the Dial Call 2005 Indenture
               (included in Exhibit 4.7.1).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.7.3    --  Supplemental Indenture, dated as of April 25, 1994, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on April 1, 1996 as
               Exhibit 4.29 to the 1995 Form 10-K and incorporated herein by reference).
  4.7.4    --  Supplemental Indenture, dated as of June 30, 1995, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.4 to the Dial Page S-4 Registration Statement and
               incorporated herein by reference).
  4.7.5    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Dial Page Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.31 to the 1995
               Form 10-K and incorporated herein by reference).
  4.7.6    --  Fourth Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.7.7    --  Fifth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2005 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.4 to the June
               13 Form 8-K and incorporated herein by reference).
  4.8.1    --  Indenture for Senior Discount Notes due 2007, dated as of
               March 6, 1997, between McCaw International, Ltd. (now known as Nextel International) and The Bank of New York, as
               Trustee (the "NI 2007 Indenture") (filed on March 31, 1997 as Exhibit 4.24 to Nextel's Annual Report on Form 10-K for
               the year ended December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
  4.8.2    --  Form of Note issued pursuant to the NI 2007 Indenture
               (included in Exhibit 4.8.1).
  4.8.3    --  Warrant Agreement, dated as of March 6, 1997, between McCaw
               International, Ltd. and The Bank of New York (filed on March
               31, 1997 as Exhibit 4.26 to the 1996 Form 10-K and
               incorporated herein by reference).
  4.9.1    --  Indenture dated September 17, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee (the "September 1997 Indenture"), relating to
               Nextel's 10.65% Senior Redeemable Discount Notes due 2007
               (filed on September 22, 1997 as Exhibit 4.1 to Nextel's
               Current Report on Form 8-K dated September 22, 1997 and
               incorporated herein by reference).
  4.9.2    --  Form of Note issued pursuant to the September 1997 Indenture
               (included in Exhibit 4.9.1).
 4.10.1    --  Indenture dated as of October 22, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee (the 'October 1997 Indenture'), relating to Nextel's
               9.75% Senior Serial Redeemable Discount Notes due 2007
               (filed on October 23, 1997 as Exhibit 4.1 to Nextel's
               Current Report on Form 8-K dated October 23, 1997 and
               incorporated herein by reference).
 4.10.2    --  Form of Note issued pursuant to the October 1997 Indenture
               (included in Exhibit 4.10.1).
 4.11.1    --  Indenture dated as of February 11, 1998, between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, (the "February 1998 Indenture") relating to
               Nextel's Senior Serial Redeemable Discount Notes due 2008
               (filed on February 12, 1998 as Exhibit 4.2 to the February
               11 Form 8-K and incorporated herein by reference).
 4.11.2    --  Form of Note issued pursuant to the February 1998 Indenture
               (included in Exhibit 4.11.1).
   4.12    --  Credit Agreement dated as of March 12, 1998 among Nextel,
               NFC, the Restricted Companies party thereto, the Lenders
               party thereto, Toronto Dominion (Texas) Inc., as
               Administrative Agent, and The Chase Manhattan Bank as
               Collateral Agent (filed as Exhibit 4.12 to Nextel's Annual
               Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference herein).
*4.13.1    --  Indenture dated as of November 4, 1998 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee (the "November 1998 Indenture"), relating to
               Nextel's 12.0% Senior Serial Redeemable Notes due 2008.
*4.13.2    --  Form of Note issued pursuant to the November 1998 Indenture
               (included in Exhibit 4.13.1).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  *4.14    --  Registration Rights Agreement, dated as of November 4, 1998 by and between Nextel and Morgan Stanley & Co. Incorporated.
   4.15    --  Amendment No. 1 dated as of October 28, 1998, amending the
               Credit Agreement dated as of March 12, 1998, between Nextel
               Communications, Inc., Nextel Finance Company, the other
               restricted companies party thereto, the lenders party
               thereto and the Administrative Agent and Collateral Agent
               (filed on October 29, 1998, as Exhibit 4.1 to Nextel's
               Current Report on Form 8-K dated October 28, 1998, and
               incorporated herein by reference).
  *4.16    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of Zero Coupon Convertible Preferred Stock due 2013 and
               Qualifications, Limitations and Restrictions Thereof.
  *5       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding validity.
  *8       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.
 *12       --  Statement regarding computation of earnings to fixed charges and preferred stock dividends.
  21.      --  Subsidiaries of the Company (filed on March 30, 1998 as exhibit 21 to Nextel's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1997 and incorporated herein by reference).
 *23.1     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit
               5).
 *23.2     --  Consent of Deloitte & Touche LLP.
 *24       --  Powers of Attorney.
 *25       --  Statement of eligibility under the Trust Indenture Act of
               1939 on Form T-1.
 *99.1     --  Letter of Transmittal.
 *99.2     --  Notice of Guaranteed Delivery.

---------------
* filed herewith

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MCLEAN, IN THE COMMONWEALTH OF VIRGINIA, ON THE 10TH DAY OF FEBRUARY 1999.

                                          NEXTEL COMMUNICATIONS, INC.

                                          By:     /s/ THOMAS J. SIDMAN
                                            ------------------------------------
                                                     (THOMAS J. SIDMAN)
                                             VICE PRESIDENT AND GENERAL COUNSEL

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----
                          *                            Chairman of the Board, Chief
-----------------------------------------------------      Executive Officer and
                 (DANIEL F. AKERSON)                   Director (Principal Executive
                                                                 Officer)

                          *                              Vice President and Chief
-----------------------------------------------------        Financial Officer
                (STEVEN M. SHINDLER)                   (Principal Financial Officer)

                          *                            Vice President and Controller
-----------------------------------------------------      (Principal Accounting
                 (WILLIAM G. ARENDT)                             Officer)

                                                        Vice Chairman of the Board
-----------------------------------------------------          and Director
                 (MORGAN E. O'BRIEN)

                          *                             President, Chief Operating
-----------------------------------------------------      Officer and Director
                (TIMOTHY M. DONAHUE)

                          *                                      Director
-----------------------------------------------------
                   (KEITH J. BANE)

                          *                                      Director
-----------------------------------------------------
                  (CRAIG O. MCCAW)

                          *                                      Director
-----------------------------------------------------
                 (KEISUKE NAKASAKI)

                                                                 Director
-----------------------------------------------------
                 (MASAAKI TORIMOTO)

                          *                                      Director
-----------------------------------------------------
                (DENNIS M. WEIBLING)

                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----
                          *                                      Director
-----------------------------------------------------
                (WILLIAM A. HOGLUND)

                          *                                      Director
-----------------------------------------------------
              (WILLIAM E. CONWAY, JR.)

                          *                                      Director
-----------------------------------------------------
                 (FRANK M. DRENDEL)

                /s/ *THOMAS J. SIDMAN                        Attorney-in-fact           February 10,
-----------------------------------------------------                                       1999
                 (THOMAS J. SIDMAN)

                                    EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS                     PAGE
-------                          -----------------------                     ----
*4.13.1    --  Indenture dated as of November 4, 1998 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee (the "November 1998 Indenture"), relating to
               Nextel's 12.0% Senior Serial Redeemable Notes due 2008.
*4.13.2    --  Form of Note issued pursuant to the November 1998 Indenture
               (included in Exhibit 4.13.1).
  *4.14    --  Registration Rights Agreement, dated as of November 4, 1998 by and between Nextel and Morgan Stanley & Co. Incorporated.
  *4.16    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of Zero Coupon Convertible Preferred Stock due 2013 and
               Qualifications, Limitations and Restrictions Thereof.
  *5       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding validity.
  *8       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.
 *12       --  Statement regarding computation of earnings to fixed charges and preferred stock dividends.
 *23.1     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit
               5).
 *23.2     --  Consent of Deloitte & Touche LLP.
 *24       --  Powers of Attorney.
 *25       --  Statement of eligibility under the Trust Indenture Act of
               1939 on Form T-1.
 *99.1     --  Letter of Transmittal.
 *99.2     --  Notice of Guaranteed Delivery.

---------------
* filed herewith